                                                                   EXHIBIT 10.21




                           FIFTH AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                  BY AND AMONG


                           AMERICAN HOMEPATIENT, INC.,


                            THE LENDERS NAMED HEREIN


                                       AND


                             BANKERS TRUST COMPANY,
                                  AS THE AGENT



                       ----------------------------------

                            DATED AS OF MAY 25, 2001

                       ----------------------------------

                               TABLE OF CONTENTS*

                                                                                 Page

Section 1.  Definitions and Principles of Construction.............................1

1.01  Defined Terms................................................................1

1.02  Principles of Construction..................................................20

Section 2.  Amount and Terms of Credit............................................20

2.01  The Loans...................................................................20

2.02  Prepayment of Loans Outstanding on Effective Date; Notes....................20

2.03  Interest on the Loans.......................................................21

2.04  Increased Costs; Taxes......................................................24

2.05  Use of Proceeds.............................................................27

2.06  Special Provisions Governing Eurodollar Rate Loans..........................27

2.07  Letters of Credit...........................................................32

2.08  Loan Accounts...............................................................38

Section 3.  Fees..................................................................38

3.01  Fees........................................................................38

Section 4.  Prepayments and Payments..............................................39

4.01  Scheduled Payments of Loans.................................................39

4.02  Prepayments.................................................................39

4.03  Application of Prepayments..................................................41

4.04  General Provisions Regarding Payments.......................................42

Section 5.  Conditions Precedent..................................................43

5.01  Conditions to Effectiveness.................................................43

5.02  Conditions to all Loans and Letters of Credit...............................47

Section 6.  Representations, Warranties and Agreements............................48

6.01  Corporate Status............................................................48

6.02  Corporate Power and Authority...............................................48

6.03  No Violation................................................................48

6.04  Governmental Approvals......................................................49

6.05  Financial Statements; Financial Condition; Undisclosed Liabilities; etc.....49

6.06  Litigation..................................................................49

6.07  True and Complete Disclosure................................................50

--------
   *This Table of Contents is provided for convenience only and is not a part of the attached Credit Agreement.

6.08  Use of Proceeds; Margin Regulations.........................................50

6.09  Tax Returns and Payments....................................................50

6.10  Compliance with ERISA.......................................................50

6.11  Capitalization..............................................................51

6.12  Subsidiaries................................................................51

6.13  Compliance with Statutes, etc...............................................51

6.14  Investment Company Act......................................................51

6.15  Public Utility Holding Company Act..........................................51

6.16  Labor Relations.............................................................51

6.17  Patents, Licenses, Franchises and Formulas..................................52

6.18  No Material Adverse Change..................................................52

6.19  Fraud and Abuse.............................................................52

6.20  Title to Properties; Liens..................................................54

6.21  Joint Ventures..............................................................54

6.22  Accounts Receivable Collateral..............................................54

6.23  Reimbursement Programs......................................................54

6.24  Survival of Rights Created Under Existing Credit Agreement..................55

Section 7.  Affirmative Covenants.................................................55

7.01  Information Covenants.......................................................55

7.02  Books, Records and Inspections..............................................59

7.03  Maintenance of Property, Insurance..........................................59

7.04  Corporate Franchises........................................................60

7.05  Compliance with Statutes, etc...............................................60

7.06  ERISA.......................................................................60

7.07  End of Fiscal Years; Fiscal Quarters........................................61

7.08  Performance of Obligations..................................................61

7.09  Payment of Taxes and Claims.................................................61

7.10  Licensing...................................................................62

7.11  Further Assurances; New Subsidiaries........................................62

7.12  Accounts Receivable.........................................................62

7.13  Retention of Consultant.....................................................63

7.14  Refinancing.................................................................63

7.15  Real Estate.................................................................63

7.16  Deposit Account Agreements..................................................63

7.17  Security Agreements.........................................................63

Section 8.  Negative Covenants....................................................65

8.01  Liens.......................................................................66

8.02  Consolidation, Merger, Sale of Assets, etc..................................67

8.03  Dividends...................................................................68

8.04  Indebtedness................................................................69

8.05  Advances, Investments and Loans.............................................70

8.06  Transactions with Affiliates................................................71

8.07  Capital Expenditures........................................................72

8.08  Leverage Ratio..............................................................72

8.09  Minimum Interest Coverage Ratio.............................................72

8.10  Limitation on Voluntary Payments and Modifications of Indebtedness;
         Modifications of Certificate of Incorporation, By-Laws and
         Certain Other Agreements; etc............................................73

8.11  Restrictions on Subsidiary Dividends and Other Distributions................73

8.12  Business....................................................................74

8.13  Transfer of Copyrights, Patents and Trademarks..............................74

8.14  Joint Ventures..............................................................74

8.15  Deposit Accounts............................................................74

8.16  Minimum Consolidated EBITDA.................................................75

8.17  Accounts Receivable Collections.............................................76

Section 9.  Events of Default.....................................................76

9.01  Payments....................................................................76

9.02  Representations, etc........................................................76

9.03  Covenants...................................................................76

9.04  Default Under Other Agreements..............................................77

9.05  Bankruptcy, etc.............................................................77

9.06  ERISA.......................................................................77

9.07  Credit Documents............................................................78

9.08  Changes of Control..........................................................78

9.09  Judgments...................................................................78

9.10  Governmental Policies.......................................................78

9.11  Loss of Licenses............................................................79


9.12   O.I.G. Investigation.......................................................79

Section 10.  The Agent............................................................80

10.01  Appointment................................................................80

10.02  Nature of Duties...........................................................81

10.03  Lack of Reliance on the Agent..............................................81

10.04  Certain Rights of the Agent................................................81

10.05  Reliance...................................................................81

10.06  Indemnification............................................................82

10.07  The Agent in its Individual Capacity.......................................82

10.08  Holders....................................................................82

10.09  Resignation by the Agent...................................................82

10.10  Release of Collateral......................................................83

Section 11.  Miscellaneous........................................................83

11.01  Payment of Expenses, etc...................................................83

11.02  Right of Setoff............................................................84

11.03  Notices....................................................................84

11.04  Benefit of Agreement.......................................................85

11.05  Assignments and Participations in Loans and Letters of Credit..............85

11.06  No Waiver; Remedies Cumulative.............................................87

11.07  Payments Pro Rata..........................................................88

11.08  Calculations; Computations.................................................88

11.09  Governing Law; Waiver of Jury Trial; Service of Process....................88

11.10  Confidentiality............................................................89

11.11  Counterparts...............................................................89

11.12  Headings Descriptive.......................................................89

11.13  Amendment or Waiver........................................................89

11.14  Survival...................................................................91

11.15  Domicile of Loans..........................................................91

11.16  Integration................................................................91

11.17  Secured Obligations........................................................91

11.18  Release....................................................................92

11.19  Settlement.................................................................92

                                    SCHEDULES

SCHEDULE 1.01(a)               Pro Rata Shares
SCHEDULE 6.01                  Good Standing of Guarantor Subsidiaries
SCHEDULE 6.06                  Litigation
SCHEDULE 6.11                  Rights With Respect to Capital Stock
SCHEDULE 6.12                  Subsidiaries
SCHEDULE 6.21                  Joint Ventures
SCHEDULE 7.03                  Insurance
SCHEDULE 8.01                  Permitted Liens
SCHEDULE 8.04(ii)              Existing Indebtedness


                          EXHIBITS TO CREDIT AGREEMENT

EXHIBIT A      Form of Notice of Conversion/Continuation
EXHIBIT B      Form of Notice of Issuance or Extension of Letter of Credit
EXHIBIT C      Form of Term Note
EXHIBIT D      Form of Concentration Bank Agreement
EXHIBIT E      Form of Assignment and Acceptance Agreement
EXHIBIT F      Form of Compliance Certificate
EXHIBIT G      Form of Opinion of Counsel to Borrower
EXHIBIT H      Consent to Amendment and Restatement
EXHIBIT I      Form of Warrant Agreement
EXHIBIT J      Form of Amended and Restated Borrower Security Agreement
EXHIBIT K      Form of Amended and Restated Subsidiary Security Agreement
EXHIBIT L      Form of Collection Bank Agreement


                      EXHIBITS TO EXISTING CREDIT AGREEMENT

EXHIBIT G      Subsidiary Guaranty
EXHIBIT H      Borrower Pledge Agreement
EXHIBIT I      Subsidiary Pledge Agreement
EXHIBIT J      Borrower Security Agreement
EXHIBIT K      Subsidiary Security Agreement
EXHIBIT L-1    Trademark Security Agreement
EXHIBIT L-2    Subsidiary Trademark Security Agreement
EXHIBIT M      Subordination Agreement
EXHIBIT N      Form of Collection Bank Agreement
EXHIBIT T      Borrower Partnership Security Agreement
EXHIBIT U      Subsidiary Partnership Security Agreement

                                                                 EXHIBIT 10.21




                           AMERICAN HOMEPATIENT, INC.

                   FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

                  This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT is dated as of May 25, 2001 and entered into by and among AMERICAN HOMEPATIENT, INC. (the "BORROWER"), a corporation organized and existing under the laws of Delaware, BANKERS TRUST COMPANY and THE OTHER FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each a "LENDER" and, collectively, the "LENDERS"), BANKERS TRUST COMPANY, as the issuer of the letters of credit pursuant to
Section 2.07 (in such capacity, the "ISSUING BANK") and BANKERS TRUST COMPANY, acting in the manner and to the extent described in Section 10 (in such capacity, the "AGENT"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 1.01 of this Agreement.

                                 R E C I T A L S

                  WHEREAS, pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of December 19, 1997, as amended, supplemented or otherwise modified to the date hereof (said Fourth Amended and Restated Credit Agreement, as so amended, supplemented or otherwise modified, is referred to hereinafter as the "EXISTING CREDIT AGREEMENT"), by and among the Borrower, the Lenders and the Agent, the Lenders have made certain credit facilities available to the Borrower in accordance with the terms thereof; and

                  WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety for the purposes of, among other things, (i) amending certain provisions thereof relating to the interest rates, maturity and loan amortization provisions applicable to the term loan facility,
(ii) eliminating the revolving loan facility, and (ii) making certain other amendments to and modifications of the provisions of the Existing Credit Agreement as provided herein:

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Lenders and the Agent agree to amend and restate the Existing Credit Agreement in its entirety as follows:

                  SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.

                  1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNT DEBTOR" means any Person obligated on an Account Receivable of the Borrower or any of its Subsidiaries, including without limitation, any Insurer and any Medicaid/Medicare Account Debtor.

                  "ACCOUNTS RECEIVABLE" means all accounts receivable pledged as Collateral.

                  "ACQUISITION" means any acquisition of the capital stock of, or all (or substantially all) of the assets of, any Person or any division of such Person permitted pursuant to Section 8.02(v).

                  "ADJUSTED CONSOLIDATED EBITDA" means, as to any Person, Consolidated EBITDA, as adjusted by adding thereto, if applicable, (i) $190,000 per month, commencing upon completion of Sale 1 (as described in the Sales Letter) and ending March 31, 2002, (ii) $53,000 per month, commencing upon completion of Sale 2 (as described in the Sales Letter) and ending March 31, 2002, (iii) $121,000 per month, commencing upon completion of Sale 3 (as described in the Sales Letter) and ending on March 31, 2002, and (iii) $100,000, commencing upon completion of Sale 4 (as described in the Sales Letter) and ending on March 31, 2002; provided, however, that the monthly adjustment for the month of any Sale shall be prorated based upon the actual number of days in the month and the number of days since completion of such Sale.

                  "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date, the rate (rounded upward to the next highest one hundredth of one percent) obtained by dividing (i) the Eurodollar Rate for that date by
(ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "EUROCURRENCY LIABILITIES" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of a bank to United States residents).

                  "ADJUSTED NET REVENUES" means, for any period, reported net revenues of the Borrower and its Subsidiaries for such period, in each case as adjusted for (i) revenues that are associated with locations in which cash collections are not statistically tracked and (ii) revenues associated with Joint Ventures.

                  "AFFECTED LENDER" means any Lender affected by any of the events described in Section 2.06(b) or (c).

                  "AFFILIATE" means, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 8.06, an Affiliate of the Borrower shall include any Person (including an individual) that directly or indirectly owns more than 10% of the Borrower and any officer or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENT" has the meaning assigned to that term in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to Section 10.09.

                  "AGREEMENT" means this Fifth Amended and Restated Credit Agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "AHPF" means AHP Finance, Inc., a Tennessee corporation.

                  "AHPT" means American HomePatient, Inc., a Tennessee corporation.

                  "APPLICABLE BASE MARGIN" means a percentage per annum equal to 2.75%.

                  "APPLICABLE EURODOLLAR MARGIN" means a percentage per annum equal to 3.50%.

                  "ASSET SALE" means any sale, lease or other transfer (including any such transaction effected by way of merger or consolidation) of any asset by Borrower or any of its Subsidiaries, including, without limitation, any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) any sale of inventory, Cash or Cash Equivalents and obsolete, unused or unnecessary equipment, in each case in the Ordinary Course of Business, (ii) sales of equipment other than in the Ordinary Course of Business with an aggregate Book Value of not more than $50,000 in any 12 month period, and (iii) any transfer of assets by any Guarantor Subsidiary to another Guarantor Subsidiary or to Borrower.

                  "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance Agreement entered into by a Lender and an Eligible Assignee, and accepted by the Agent, substantially in the form annexed hereto as EXHIBIT E.

                  "BANKRUPTCY CODE" has the meaning assigned to that term in
Section 9.05.

                  "BASE LENDING RATE" means, at any time, the higher of, (a) the Prime Rate and (b) the rate that is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Loans maintained or made by the Lenders bearing interest at rates determined by reference to the Base Lending Rate as provided in Section 2.03.

                  "BLOCKED ACCOUNT AGREEMENT" means a blocked account agreement (with activation) to be entered into by Agent and Borrower pursuant to Section 7.16(iii) in form and substance satisfactory to Agent and Borrower for the deposit of Excess Cash Balances and investment earnings thereon.

                  "BOOK VALUE" means, with respect to any stock, property or assets of Borrower or any of its Subsidiaries as of any date of determination, the book value thereof on the consolidated balance sheet of the Borrower on such date, after taking into account any reserves specifically related to such stock, property or assets, or a proportionate share of any unallocated reserves applicable to stock, property or assets of the type being valued, in each case, as reflected on the books of Borrower at least ninety (90) days preceding the date of determination, as adjusted to reflect property or assets not included on such date of determination based on a physical count of the property or assets in connection with the valuation thereof.

                  "BORROWER" has the meaning assigned to that term in the first paragraph of this Agreement.

                  "BORROWER COMMON STOCK" means common stock of the Borrower, par value $0.01 per share.

                  "BORROWER PARTNERSHIP SECURITY AGREEMENT" means a Borrower Partnership Security Agreement executed and delivered by the Agent and the Borrower pursuant to the Prior Credit Agreement or this Agreement, substantially in the form annexed to the Existing Credit Agreement as Exhibit T, as such Borrower Partnership Security Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "BORROWER PLEDGE AGREEMENT" means that certain Borrower Pledge Agreement dated as of October 20, 1994, executed and delivered by the Borrower and the Agent pursuant to the Original Credit Agreement, a copy of which was annexed to the Existing Credit Agreement as Exhibit H, as such Borrower Pledge Agreement has heretofore been, and as it hereafter may be, amended, amended and restated, supplemented or otherwise modified from time to time.

                  "BORROWER SECURITY AGREEMENT" means that certain Borrower Security Agreement dated as of October 20, 1994 executed and delivered by Borrower and Agent pursuant to the Original Credit Agreement, a copy of which is annexed to the Existing Credit Agreement as Exhibit J, as such Borrower Security Agreement is hereafter amended and restated pursuant to Section 7.17 in substantially in the form annexed hereto as EXHIBIT J, as such amended and restated Borrower Security Agreement thereafter may be, amended, amended and restated, supplemented or otherwise modified from time to time.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day that shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund as regulated by Rule 2a-7 under the Investment Company Act of 1940 that (a) has a net asset value which remains a constant $1.00 per share, (b) has net assets of not less than $500,000,000, and (c) has the highest rating then obtainable from either S&P or Moody's.

                  "CASUALTY EVENT" means (i) any Condemnation Event with respect to any property owned by or leased to the Borrower or any of its Subsidiaries, or (ii) any damage to, or destruction of, any property owned by or leased to Borrower or any of its Subsidiaries.

                  "CASUALTY PROCEEDS" means (i) with respect to any Condemnation Event, all awards or payments received by Borrower or any of its Subsidiaries by reason of such Condemnation Event, including all amounts received with respect to any transfer in lieu or anticipation of such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event, and (ii) with respect to any other Casualty Event, all insurance proceeds or payments (excluding payments with respect to business interruption) which the Borrower or any of its Subsidiaries receives by reason of such other Casualty Event.

                  "CERTIFICATE OF EXEMPTION" has the meaning assigned to that term in Section 2.06(g)(iii).

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" means all the personal and mixed property and, if required by Section 7.15, Real Estate made subject to a Lien pursuant to the Credit Documents.

                  "COLLECTED FUNDS" means, with respect to any financial institution, funds in a Deposit Account which are not subject to hold for uncollected funds pursuant to Federal Reserve Regulation CC or such financial institution's customary procedures.

                  "COLLECTION BANK AGREEMENTS" means (i) those certain Collection Bank Agreements executed and delivered pursuant to the Prior Credit Agreement in substantially the form delivered pursuant to the Prior Credit Agreement, a copy of which is annexed to the Existing Credit Agreement as Exhibit N, as such Collection Bank Agreements are hereafter amended and restated pursuant to Sections 7.16(i) or 8.15 by each of the Borrower or any of its Subsidiaries and any of the Lenders that have executed Collection Bank Agreements pursuant to the Prior Credit Agreement in substantially the form annexed hereto as EXHIBIT N, or such other form as may be reasonably acceptable to Agent, as each such revised Collection Bank Agreement thereafter may be, amended, amended and restated, supplemented or otherwise modified from time to time, and (ii) those certain Collection Bank Agreements executed and delivered pursuant to Sections 7.16(i) or 8.15 by each of the Borrower or any of its Subsidiaries and the Concentration Bank and any Lender into which proceeds of Accounts Receivable of each of the Borrower or its Subsidiaries are deposited and in substantially the form annexed hereto as EXHIBIT N, or such other form as may be reasonably acceptable to Agent, as such Collection Bank Agreements thereafter may be, amended, amended and restated, supplemented or otherwise modified from time to time.

                  "COLLECTION DAY" means each day of the calendar year other than (i) Saturday and Sunday of each week during such year and (ii) the following holidays during such year: Christmas, New Year's Day, Thanksgiving, Fourth of July, Memorial Day, and Labor Day.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form annexed hereto as EXHIBIT F delivered to the Agent and Lenders by the Borrower under Section 7.01(f).

                  "CONCENTRATION BANK" means (i) Bank of America, N.A., until such time as all amounts in the concentration account held by it are transferred to PNC Bank, National Association, and (ii) PNC Bank, National Association commencing on the date funds are first transferred by Bank of America, N.A. from the concentration account held by it, or any permitted successor thereto.

                  "CONCENTRATION BANK AGREEMENT" means (i) that certain Concentration Bank Agreement to be executed and delivered by the Borrower, the Agent and the Concentration Bank, pursuant to Section 7.16(ii) in substantially the form annexed hereto as EXHIBIT D, as such Concentration Bank Agreement hereafter may be, amended, amended and restated, supplemented or otherwise modified from time to time, and (ii) until Bank of America, N.A. shall have transferred all amounts in the concentration account held by it, as Concentration Bank, that certain Concentration Bank Agreement dated as of November 1, 2000 among Bank of America, N.A., Borrower and Agent.

                  "CONDEMNATION EVENT" means any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as a result of the exercise of any right of condemnation or eminent domain. A transfer to a Governmental Authority in lieu or anticipation of condemnation shall be deemed to be a Condemnation Event.

                  "CONPHARMA NOTE" has the meaning assigned to that term in the Existing Credit Agreement.

                  "CONSENT TO AMENDMENT AND RESTATEMENT" means the Consent to Amendment and Restatement to be executed and delivered by each Guarantor Subsidiary pursuant to Section 5.01(a)(v), substantially in the form annexed hereto as EXHIBIT H.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures by the Borrower and its Subsidiaries during that period for fixed or capital assets (including, without limitation, expenditures for product development and maintenance and repairs that should be capitalized in accordance with generally accepted accounting principles consistently applied and including capitalized lease obligations).

                  "CONSOLIDATED EBITDA" means, as to any Person and for any period, the Consolidated Net Income of such Person and its Subsidiaries and Joint Ventures for such period, (i) before interest, provision for taxes, amortization of intangibles and depreciation and other non-cash income or expense that was deducted or added in arriving at such Consolidated Net Income for such period, extraordinary gains or losses, gains or losses from the sale of assets (other than the sale of inventory in the Ordinary Course of Business), any costs or expenses incurred by the Borrower at the request of the Lenders related to the engagement of the Consultant or the Investment Banker and any costs and expenses incurred by Borrower pursuant to Section 11.01, including, without limitation, the costs and expenses of the Lender Financial Advisor, and
(ii) excluding therefrom amounts attributable to (x) minority interests held by third

Persons and/or their Subsidiaries, and (y) Joint Ventures that remain invested in such Joint Ventures and are not distributed to the Borrower.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to capitalized interest and capital leases in accordance with generally accepted accounting principles consistently applied) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 3 payable to the Agent and Lenders on or before the Effective Date and amortization of deferred loan costs and warrants.

                  "CONSOLIDATED NET INCOME" means, as to any Person and for any period, the net income (or loss) of such Person and its Subsidiaries, after provisions for taxes, on a consolidated basis for such period taken as a single accounting period determined in conformity with generally accepted accounting principles consistently applied.

                  "CONSULTANT" means an outside consultant selected by Borrower satisfactory to Agent with expertise in improving cash collection procedures and performance of health care companies.

                  "CONTINGENT OBLIGATION" means, as to any Person, (A) any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business; and (B) any obligations of such Person under any Interest Rate Agreement. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "CREDIT DOCUMENTS" means this Agreement, each Note, if any, the Letters of Credit, the Subsidiary Guaranty, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, the Borrower Security Agreement, the Subsidiary Security Agreement, the Borrower Partnership Security Agreement, the Subsidiary Partnership Security Agreement, the Collection Bank Agreements, the Concentration Bank Agreement, the Consent to Amendment and

Restatement, the Trademark Security Agreement, the Subsidiary Trademark Security Agreement, the Warrant Agreement, the Warrant Certificates, the Blocked Account Agreement and the Mortgages.

                  "DEFAULT" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOLLARS" and "$" means the lawful money of the United States of America.

                  "EBITDA PAYMENT" means, as to Borrower and its Subsidiaries for any quarter, 95% of the excess of Modified Consolidated EBITDA over the minimum Consolidated EBITDA for such quarter as determined pursuant to Section 8.16.

                  "EFFECTIVE DATE" means the first date upon which all of the conditions set forth in Section 5.01 of this Agreement shall have been satisfied or waived.

                  "ELIGIBLE ASSIGNEE" means (i) (A) a commercial bank organized under the laws of the United States or any state thereof; (B) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (C) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; or (D) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, or (ii) any Lender and any Affiliate of any Lender or the Issuing Bank; provided that no Affiliate of the Borrower shall be an Eligible Assignee.

                  "ENGAGEMENT DATE" means the earlier of (i) 30 days after the Effective Date, and (ii) 30 days after resolution of any investigation by the O.I.G. or any other Governmental Authority.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA AFFILIATE" means any person (as defined in Section 3(9) of ERISA) that together with the Borrower or any of its Subsidiaries would be a member of the same "CONTROLLED GROUP" within the meaning of Section 414(b), (m),
(c) and (o) of the Code.

                  "EURODOLLAR RATE" means, for any Interest Rate Determination Date, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the Eurodollar market by Bankers Trust Company for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan of the Agent for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) two Business Days prior to the commencement of such Interest Period.

                  "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in Section 2.03.

                  "EURODOLLAR RATE TAXES" has the meaning assigned to that term in Section 2.06(g)(i).

                  "EVENT OF DEFAULT" has the meaning assigned to that term in
Section 9.

                  "EXCESS CASH BALANCES" means as of any Business Day, the difference between (i) all Collected Funds in the Concentration Account at the end of such Business Day prior to any automatic sweep of excess balances into overnight investments pursuant to the terms of the Concentration Bank Agreement, and (ii) $3,000,000.

                  "EXCESS CASUALTY PROCEEDS" means any Casualty Proceeds received by Borrower or any of its Subsidiaries which have not been expended or committed to be expended within 180 days after a Casualty Event to restore, repair, replace or build the asset in respect of which such Casualty Proceeds were received.

                  "EXISTING BANK LOANS" means the "Revolving Loans", "Term Loans" and the "Swing Loans" as defined in the Existing Credit Agreement and extended to the Borrower thereunder.

                  "EXISTING CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

                  "EXISTING INDEBTEDNESS" has the meaning assigned to that term in Section 8.04(ii).

                  "EXISTING NOTES" means the "Revolving Notes", the "Term Notes" and the "Swing Line Note" as defined in the Existing Credit Agreement and issued to the Lenders thereunder.

                  "FDA" means the United States Food and Drug Administration.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

                  "FEES" means all amounts payable pursuant to or referred to in
Section 3.01.

                  "FIRST AMENDED AND RESTATED CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of October 26, 1995 by and among the Borrower, the "Banks" party thereto and Bankers Trust Company, as the "Agent", as amended, supplemented or otherwise modified prior to the effective date of the Second Amended and Restated Credit Agreement.

                  "FISCAL YEAR" means the fiscal year of the Borrower and its Subsidiaries (other than Joint Ventures) ending on December 31 of each calendar year.

                  "FOREIGN LENDER" has the meaning assigned to that term in
Section 2.06(g)(iii).

                  "FUNDING DATE" means the date of the funding of a Loan or the date of the issuance of a Letter of Credit, as applicable.

                  "GOVERNMENT ACTS" has the meaning assigned to such term in
Section 2.07(h).

                  "GOVERNMENTAL REIMBURSEMENT PROGRAMS" means (i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act or the Civilian Health & Medicaid Program for the Uniform Services, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act, or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GUARANTOR SUBSIDIARY" means each Subsidiary of the Borrower listed in Schedule 6.12 annexed hereto and each other Subsidiary of the Borrower that executes a Subsidiary Guaranty pursuant to Section 7.11(b).

                  "GUARANTOR SUBSIDIARY DOCUMENTS" means collectively the Subsidiary Guaranty, Subsidiary Pledge Agreement, Subsidiary Security Agreement, Subsidiary Trademark Security Agreement and Subsidiary Partnership Security Agreement.

                  "INDEBTEDNESS" means, as to any Person, without duplication,
(i) all indebtedness (including principal, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum undrawn amount of or maximum unreimbursed amount under all letters of credit issued for the account of such Person and all drafts drawn thereunder,
(iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person; provided that liabilities that are nonrecourse to the credit of the Borrower and its Subsidiaries, shall be deemed to constitute Indebtedness only in an amount equal to the lesser of (a) the fair market value (on the date of determination of Indebtedness for purposes of this Agreement) of such property or (b) the amount of such liabilities, (iv) the aggregate amount required to be capitalized under generally accepted accounting principles under leases under which such Person is the lessee, (v) all Contingent Obligations of such Person and (vi) the total redemption price (including, without limitation, the liquidation preference, par value, premium and accrued dividends) of any preferred stock of such Person with a mandatory redemption date prior to the Termination Date.

                  "INSURER" means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with the Borrower or any of its Subsidiaries to compensate the Borrower or such Subsidiary for providing Medical Services to such Patient.

                  "INTERCOMPANY ACQUISITION NOTE" means any promissory note evidencing Indebtedness under a loan or advance by AHPF to AHPT permitted under
Section 8.05(vii) to fund an Acquisition by AHPT; provided that the obligations of AHPT under any Intercompany Acquisition Note shall be expressly subordinated, on terms satisfactory in form and substance to the Agent, to the Obligations of AHPT under the Subsidiary Guaranty.

                  "INTERCOMPANY ACQUISITION GUARANTY/SECURITY AGREEMENT" means any guaranty, security agreement or guaranty and security agreement pursuant to which (x) a newly-acquired Subsidiary of AHPT guaranties the obligations of AHPT under an Intercompany Acquisition Note issued to AHPF in connection with the Acquisition of such Subsidiary and/or grants a security interest to AHPF in its inventory to secure its obligations under such a guaranty or (y) AHPT grants a security interest to AHPF in its inventory to secure its obligations under an Intercompany Acquisition Note issued to AHPF in connection with an Acquisition of assets; provided that (i) any such guaranty shall be expressly subordinated in right of payment, on terms satisfactory in form and substance to the Agent, to the Obligations of such Subsidiary under the Subsidiary Guaranty, (ii) any such security interest shall be expressly subordinated, on terms satisfactory in form and substance to the Agent, to the security interest in the inventory of such Subsidiary created in favor of the Agent pursuant to the Subsidiary Security Agreement, and (iii) any such guaranty or security interest shall be assigned to the Agent on terms satisfactory in form and substance to the Agent.

                  "INTEREST PAYMENT DATE" means, with respect to any Eurodollar Rate Loan, the last day of the Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than one month "Interest Payment Date" shall mean the date that is one month after the commencement of such Interest Period and each successive date that is one month after that.

                  "INTEREST PERIOD" means any period applicable to a Loan as determined pursuant to Section 2.03(b).

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates.

                  "INTEREST RATE DETERMINATION DATE" means each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Eurodollar Rate Loan.

                  "INVESTMENT BANKER" means an investment banking firm selected by Borrower and reasonably satisfactory to Required Lenders with expertise in the sale, refinancing of obligations and sale of equity interests of health care companies or other means of restructuring health care companies.

                  "ISSUING BANK" means Bankers Trust Company or its Affiliate or any successor Lender or its Affiliate in the capacity of issuer of Letters of Credit pursuant to Section 2.07.

                  "JOINT VENTURE" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person (other than the Borrower or any of its Subsidiaries) in order to conduct a common venture or enterprise with such other Person.

                  "LENDER" has the meaning assigned to that term in the first paragraph of this Agreement and shall include each successor and assignee pursuant to Section 11.05.

                  "LENDER FINANCIAL ADVISOR" means Zolfo Cooper, LLC, and shall include any successor or replacement therefor.

                  "LENDING OFFICE" means, with respect to each Lender, the office of such Lender specified opposite its signature below as its lending office or such other office of such Lender as such Lender may from time to time specify as such to the Borrower and the Agent.

                  "LETTER OF CREDIT" means any of the standby letters of credit issued (or deemed issued under Section 2.07(a)) or to be issued by the Issuing Bank for the account of the Borrower pursuant to Section 2.07 and for the purposes described in Section 2.05(b); provided that, notwithstanding anything to the contrary contained herein, any such letter of credit may be issued by an Affiliate of the Issuing Bank; provided, further, that to the extent that a letter of credit is issued by an Affiliate of the Issuing Bank, such Affiliate shall, for all purposes under this Agreement, the Credit Documents and all other instruments and documents referred to herein and therein be deemed to be the "ISSUING BANK" with respect to such letter of credit.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by the Borrower.

                  "LETTER OF NON-EXEMPTION" has the meaning assigned to that term in Section 2.06(g)(iii).

                  "LIEN" means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, any agreement to give any security interest and any lease having substantially the same effect as any of the foregoing).

                  "LOAN" or "LOANS" means the Loans made by Lenders to Borrower pursuant to Section 2.01.

                  "MARGIN STOCK" has the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

                  "MEDICAID/MEDICARE ACCOUNT DEBTOR" means any Account Debtor under any Government Reimbursement Program.

                  "MEDICAL SERVICES" means medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient and performed by the Borrower or any of its Subsidiaries which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by the Borrower or any of its Subsidiaries to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

                  "MODIFIED CONSOLIDATED EBITDA" means, as to any Person and for any period, the Consolidated Net Income of such Person and its Subsidiaries and Joint Ventures for such period, (i) before interest, provision for taxes, amortization of intangibles and depreciation and other non-cash income or expense that was deducted or added in arriving at such Consolidated Net Income for such period and extraordinary gains or losses, gains or losses from the sale of assets (other than the sale of inventory in the Ordinary Course of Business), and (ii) excluding therefrom amounts attributable to (x) minority interests held by third Persons and/or their Subsidiaries, and (y) Joint Ventures that remain invested in such Joint Ventures and are not distributed to the Borrower.

                  "MORTGAGE" means any mortgage, deed of trust or other instrument or document evidencing the security interest of Agent on behalf of Lenders in the Real Estate to be executed and delivered by Borrower or any of its Subsidiaries pursuant to Section 7.15.

                  "NONGOVERNMENTAL PAYORS" means third party payors that reimburse providers for Medical Services, such as private insurers and managed care systems.

                  "NOTE" means a promissory note of the Borrower issued at the request of a Lender in its favor to evidence the Loan of such Lender, substantially in the form annexed hereto as EXHIBIT C, as it may be amended, supplemented or otherwise modified from time to time.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT A annexed hereto with respect to a proposed conversion or continuation of a Loan.

                  "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice in the form of EXHIBIT B annexed hereto with respect to a proposed issuance or extension of a Letter of Credit.

                  "NOTICE OFFICE" means the office of the Agent set forth on the signature page of Agent or such other office or offices as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "OBLIGATIONS" means all amounts now or hereafter owing to the Agent, Issuing Bank (including for this purpose any obligation to cash collateralize the Letters of Credit) or any Lender pursuant to the terms of this Agreement or any other Credit Document. For the purposes of the Credit Documents, the Obligations shall include all "Obligations", as such term is defined in the Existing Credit Agreement, to the extent such Obligations are not otherwise continued pursuant to this Agreement.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, association or joint venture, a certificate executed on behalf of such corporation, association or joint venture, by the Chairman of the Board (if an officer) or the President or one of its Vice Presidents and by the Chief Financial Officer or the Chief Accounting Officer or the Treasurer or an Assistant Treasurer of such corporation or the managing partner (or Person with equivalent authority) of such association or joint venture; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans or issuance of any Letters of Credit hereunder shall include (i) a statement that the officer or officers or managing partner (or Person with equivalent authority) making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "O.I.G." means the Office of Inspector General of the United States Department of Health and Human Services.

                  "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving the Borrower or any Subsidiary of the Borrower, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice (including, without limitation, such Person's past practice of consultation with legal counsel) and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Credit Document.

                  "ORIGINAL CREDIT AGREEMENT" means that certain Credit Agreement dated as of October 20, 1994 by and among the Borrower, the "Banks" party thereto, and Banker's Trust Company, as the "Agent", as amended, supplemented or otherwise modified prior to the effective date of the First Amended and Restated Credit Agreement.

                  "OSHA" means the United States Occupational Safety and Health Administration.

                  "PATIENT" means any Person receiving Medical Services from the Borrower or any of its Subsidiaries and all Persons legally liable to pay the Borrower or any of its Subsidiaries for such Medical Services other than Insurers.

                  "PAYMENT OFFICE" means the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, Attention: Commercial Loan Division Ref: AHP, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

                  "PERMITTED LIENS" has the meaning assigned to that term in
Section 8.01(iii).

                  "PERSON" means any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust, insurance company or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "PERFORMANCE PLAN" has the meaning assigned to that term in
Section 7.01(d).

                  "PLAN" means any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, that is maintained or contributed to, or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to, by the Borrower or by a Subsidiary of the Borrower or an ERISA Affiliate.

                  "PRIME RATE" means the rate that Bankers Trust Company announces from time to time as its prime lending rate, and the Prime Rate shall change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRIOR CREDIT AGREEMENT" means, collectively, the Original Credit Agreement, the First Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement, the Third Amended and Restated Credit Agreement and the Existing Credit Agreement.

                  "PRO RATA SHARE" means, except to the extent otherwise expressly provided herein (i) with respect to all payments, computations and other matters relating solely to the Term Loan Commitment or the Loan of any Lender pursuant to Section 4.01, mandatory prepayments of the Loans pursuant to
Section 4.02(b)(ii) to be applied to the March 31, 2002 scheduled payment or mandatory payments pursuant to Section 4.02(b)(v), the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all principal and interest payments relating to the Loans and reimbursement and cash collateralization obligations related to the Letters of Credit, the percentage obtained by dividing (x) all Obligations due and owing on the date of determination to that Lender (including all Obligations due and owing to the Issuing Bank if that Lender is the Issuing Bank, which Obligations shall include any obligation to cash collateralize the Letters of Credit pursuant to Section 2.07(c) or Section
9) by (y) the sum of all Obligations due and owing on the date of determination to all Lenders (including all Obligations due and owing to the Issuing Bank, which Obligations shall include any obligation to cash collateralize the Letters of Credit pursuant to Section 2.07(c) or Section
9), and (iii) for all other purposes with respect to each Lender and the Issuing Bank, including payment of Fees due hereunder, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Letter of Credit Usage if that Lender is the Issuing Bank by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the Letter of Credit Usage, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 11.05. The initial Pro Rata Share of each Lender for purposes of clause (i) and all determinations to be made pursuant to clauses
(ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE 1.01(A) annexed hereto and SCHEDULE 1.01(a) shall be amended and the Lenders' Pro Rata Shares shall be adjusted from time to time to give effect to the addition of any new Lenders and any reallocations among existing Lenders necessary to reflect assignments pursuant to Section 11.05. The sum of the Pro Rata Shares of all Lenders for purposes of clause (i) of the preceding sentence at any date of determination shall equal 100%. The sum of the Pro Rata Shares of all Lenders and the Issuing Bank for purposes of clauses (ii) and
(iii) of the preceding sentence at any date of determination shall equal 100%.

                  "PROPOSAL DATE" means 150 days after the retention of the Investment Banker by Borrower pursuant to Section 7.14.

                  "REAL ESTATE" means the real property owned by Borrower located at (i) 2030 Harley Street, Berkeley County, North Charleston, South Carolina, (ii) 1307 N. Monroe St., Leon County, Tallahassee, Florida, and (iii) 1051 Southtown Drive, Black Hawk County, Waterloo, Iowa, and any other real property owned by Borrower or any of its Subsidiaries.

                  "REFINANCING DEFAULT" means any of the following: (i) the failure of the Borrower to retain the Investment Banker by the Engagement Date, or (ii) the failure of the Borrower to submit a Refinancing Proposal to Agent by the Proposal Date.

                  "REFINANCING PROPOSAL" means a proposal by Borrower to refinance or otherwise address the outstanding Obligations, including, without limitation, refinancing the Obligations, Asset Sales, sales of equity interests in the Borrower or other reasonably possible means of addressing the Obligations and a detailed timeline for the implementation thereof.

                  "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, to be executed and delivered by the Borrower pursuant to Section 5.01(a)(vi), substantially in the form of the Registration Rights Agreement set forth in Exhibit C to the Warrant Agreement.

                  "REPORTABLE EVENT" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "REQUIRED LENDERS" means Lenders having or holding 51% or more of the sum of the aggregate Term Loan Exposure of all Lenders plus the Letter of Credit Usage.

                  "RESTRUCTURING NOTE" has the meaning assigned to that term in the Existing Credit Agreement.

                  "SALES" means Sale 1, Sale 2, Sale 3 and Sale 4, as described in the Sales Letter.

                  "SALES LETTER" means the certain letter dated the date hereof from Borrower to Agent describing certain Asset Sales.

                  "SEC" means the Securities and Exchange Commission or any governmental agency substituted therefor.

                  "SECOND AMENDED AND RESTATED CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement dated as of May 1, 1996 by and among the Borrower, the "Banks" party thereto and Bankers Trust Company, as the "Agent", as amended, supplemented or otherwise modified prior to the effective date of the Third Amended and Restated Credit Agreement.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SETTLEMENT" means the settlement agreement with the Department of Justice concerning the investigation related to the legal action entitled United States ex rel. Kenneth E. Hollis vs. American HomePatient, Inc., American HomePatient, Inc., Delaware and Jesse & Jesse Enterprises, Inc. in substantially the form of the settlement agreement provided to counsel for Agent on May 15, 2001.

                  "SOCIAL SECURITY ACT" means the Social Security Act as codified at 42 U.S.C. ss.1395 et. seq.

                  "SUBORDINATION AGREEMENTS" means the Subordination Agreements executed pursuant to the Prior Credit Agreement among the Borrower, the Agent and certain holders of the Unsecured Seller Debt, substantially in the form annexed to the Existing Credit Agreement as Exhibit M.

                  "SUBSIDIARY" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency which has not occurred by the date of determination) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "SUBSIDIARY GUARANTY" means that certain Guaranty Agreement dated as of October 20, 1994, executed and delivered by each Guarantor Subsidiary for the benefit of the Agent pursuant to Section 5.01 of the Prior Credit Agreement and any Guarantor Subsidiary required to deliver the same pursuant to Section 7.11(b) of the Prior Credit Agreement or this Agreement, a copy of which (executed by each Subsidiary of the Borrower which is a Guarantor Subsidiary on the Effective Date) is annexed to the Existing Credit Agreement as Exhibit G, as such Guaranty Agreement has heretofore been, and as it hereafter may be, amended, amended and restated, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY PARTNERSHIP SECURITY AGREEMENT" means a Subsidiary Partnership Security Agreement executed and delivered by the Agent and any Guarantor Subsidiary required to deliver the same pursuant to Section 7.11(b) of the Prior Credit Agreement or this Agreement, substantially in the form annexed to the Existing Credit Agreement as Exhibit U, as such Subsidiary Partnership Security Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY PLEDGE AGREEMENT" means that certain Subsidiary Pledge Agreement dated as of October 20, 1994, executed and delivered by the Agent and each Guarantor Subsidiary pursuant to Section 5.01 of the Prior Credit Agreement and any Guarantor Subsidiary required to deliver the same pursuant to
Section 7.11(b) of the Prior Credit Agreement or this Agreement, a copy of which (executed by each Subsidiary of the Borrower which is a Guarantor Subsidiary on the Effective Date) is annexed to the Existing Credit Agreement as Exhibit I, as such Subsidiary Pledge Agreement has heretofore been, and as it hereafter may be, amended, amended and restated, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY SECURITY AGREEMENT" means that certain Subsidiary Security Agreement dated as of October 20, 1994 executed and delivered by Borrower and Agent pursuant to the Original Credit Agreement, a copy of which is annexed to the Existing Credit Agreement as Exhibit L, as such Subsidiary Security Agreement is hereafter amended and restated pursuant to Section 7.17 in substantially the form annexed hereto as EXHIBIT K, as such Subsidiary Security Agreement thereafter may be, amended, amended and restated, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY TRADEMARK SECURITY AGREEMENT" means the trademark security agreement dated as of May 1, 1996, executed and delivered by the Agent and each Guarantor Subsidiary which is not party to the Trademark Security Agreement pursuant to Section 5.01 of the Prior Credit Agreement, and any Guarantor Subsidiary required to deliver the same pursuant to Section 7.11(b) of the Prior Credit Agreement or this Agreement, a copy of which (executed by each Subsidiary of the Borrower which is a Guarantor Subsidiary on the Effective
Date) is annexed to the Existing Credit Agreement as Exhibit L-2, as such Subsidiary Trademark Security Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "TARGET" means the Person to be acquired, or the Person whose assets are to be acquired, in any Acquisition.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX

ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction (whether local, state, federal or foreign) in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

                  "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Loan to the Borrower pursuant to Section 2.01, and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Loans, the outstanding principal amount of the Loan of that Lender.

                  "TERMINATION DATE" means December 31, 2002.

                  "THIRD AMENDED AND RESTATED CREDIT AGREEMENT" means that certain Third Amended and Restated Credit Agreement dated as of June 6, 1997 by and among the Borrower, the "Banks" party thereto and Bankers Trust Company, as "Agent", as amended, supplemented or otherwise modified prior to the effective date of the Existing Credit Agreement.

                  "TOTAL DEBT" means all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis outstanding on any date of determination, but excluding Indebtedness with respect to Letters of Credit and Interest Rate Agreements.

                  "TRADEMARK SECURITY AGREEMENT" means that certain Trademark Security Agreement dated as of October 20, 1994, executed and delivered by the Borrower, the Agent and each Guarantor Subsidiary which is a Guarantor Subsidiary prior to the Effective Date pursuant to Section 5.01 of the Prior Credit Agreement, a copy of which is annexed to the Existing Credit Agreement as Exhibit L-1, as such Trademark Security Agreement has heretofore been, and as it hereafter may be, amended, amended and restated, supplemented or otherwise modified from time to time.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "UNFUNDED CURRENT LIABILITY" means, as to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year determined in accordance with
Section 412 of the Code exceeds the fair market value of the assets allocable thereto.

                  "UNSECURED SELLER DEBT" means the Indebtedness permitted by
Section 8.04(xiii).

                  "WARRANT AGREEMENT" means that certain Warrant Agreement, to be executed and delivered by the Borrower pursuant to Section 5.01(a)(iii), substantially in the form annexed hereto as EXHIBIT I, as such Warrant Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "WARRANT CERTIFICATE" means each of the warrant certificates, to be executed and delivered by the Borrower pursuant to Section 5.01(a)(iv), substantially in the form of the warrant certificates set forth in Exhibits A and B to the Warrant Agreement.

                  "WHOLLY-OWNED SUBSIDIARY" means, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  1.02 PRINCIPLES OF CONSTRUCTION.

                  (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in conformity with those used in the preparation of the financial statements referred to in Sections 6.05(a). Except in connection with the preparation of the financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to Sections 7.01(a), (b), (d), (e) and (h), calculations made with respect to the definitions, covenants and other provisions of this Agreement shall give effect to adjustments in component amounts required or permitted by Accounting Principles Board Opinions Nos. 16 and 17 as a result of any Acquisition.

                  SECTION 2. AMOUNT AND TERMS OF CREDIT.

                  2.01 THE LOANS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, each Lender severally agrees to lend to the Borrower, in a single borrowing on the Effective Date, an amount not exceeding its Pro Rata Share of the Term Loan Commitments to be used for the purposes identified in Section 2.05. The amount of each Lender's Term Loan Commitment is set forth opposite its name on SCHEDULE 1.01(a) annexed hereto and the aggregate amount of the Term Loan Commitments is $296,608,020.09. The Loans made on the Effective Date shall be Base Rate Loans.

                  2.02 PREPAYMENT OF LOANS OUTSTANDING ON EFFECTIVE DATE; NOTES.

                  (a) On the Effective Date, the Existing Bank Loans shall be prepaid with the proceeds of the Loans.

                  (b) On and after the Effective Date, the Existing Notes shall be of no further force and effect, and each Lender shall deliver any Existing Notes issued to such Lender, marked to show their cancellation, to the Borrower. The Borrower shall execute and deliver to each

Lender that requests that a Note be delivered to it (or to the Agent for that Lender) on the Effective Date a Note substantially in the form of EXHIBIT C to evidence that Lender's Loan, in the principal amount of that Lender's Term Loan Commitment and with other appropriate insertions. Each Lender will note on its internal records the amount of the Loan made by it and each payment in respect thereof and, prior to any transfer of its Note, will endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of its Loan.

                  2.03 INTEREST ON THE LOANS.

                  (a) RATE OF INTEREST. Subject to the provisions of Sections 2.03(e), 2.03(g), 2.03(h) and 2.06(g), each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Lending Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest for Loans made on the Effective Date shall be Base Rate Loans. The basis for determining the interest rate with respect to a Loan may be changed from time to time pursuant to Section 2.03(d). If on any day a Loan is outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Lending Rate. The Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Lending Rate plus the Applicable Base Margin; and

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Margin.

                  (b) INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Borrower may, pursuant to the applicable Notice of Conversion/Continuation select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at the Borrower's option, either a one or two week period or a one, two or three month period; provided that:

                  (i) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iv) no Interest Period with respect to the Loans shall extend beyond the Termination Date;

                  (v) no Interest Period with respect to any portion of the Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal of the Loans unless the sum of
          (a) the aggregate principal amount of Loans that are Base Rate Loans plus (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Loans on such date; and

                  (vi) there shall be no more than ten (10) Eurodollar Rate Loans with different maturities outstanding at any time.

                  (c) INTEREST PAYMENTS. Subject to Section 2.03(e), interest shall be payable on the Loans as follows:

                  (i) interest on each Base Rate Loan shall be payable monthly in arrears on and to the last Business Day of each month (each a "REGULAR INTEREST PAYMENT DATE" with respect to Base Rate Loans), upon any prepayment of any such Loan (to the extent accrued on the amount being prepaid), and at maturity (including final maturity).

                  (ii) interest on each Eurodollar Rate Loan shall be payable in arrears on and to (but not including) each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.

                  (d) CONVERSION OR CONTINUATION. Subject to the provisions of
Section 2.06, the Borrower shall have the option (i) to convert at any time all or any part of the outstanding Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided, however, Eurodollar Rate Loans may only be converted into Base Rate Loans on the expiration date of an Interest Period applicable thereto; provided further that no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing; and provided further that the Base Rate Loans made on the Effective Date may not be converted to Eurodollar Rate Loans prior to three Business Days after the Effective Date.

                  The Borrower shall deliver a Notice of Conversion/Continuation to the Agent no later than (i) 12:00 Noon (New York time) at least two Business Days in advance of the proposed conversion/continuation date in the case of a conversion to a Base Rate Loan, and (ii) at least three Business Days in advance of the proposed conversion/continuation date in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan. A Notice of Conversion/Continuation shall certify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) that no Default or Event of Default has occurred and is continuing, and shall reaffirm the statements made by Borrower in Section 11.18. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Agent telephonic notice by the required time of any proposed conversion/continuation under this Section 2.03(d); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Agent on or before the proposed conversion/continuation date.

                  Neither the Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrower or for otherwise acting in good faith under this Section 2.03(d) and upon conversion/continuation by the Agent in accordance with this Agreement, pursuant to any telephonic notice the Borrower shall have effected such conversion or continuation, as the case may be, hereunder.

                  Except as provided in Section 2.06(d), a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to convert or continue in accordance therewith.

                  (e) DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and thereafter bear interest payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. The payment or acceptance of the increased rate provided by this Section 2.03(e) shall not constitute a waiver of any Event of Default or an amendment to this Agreement or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

                  (f) COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a

Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  (g) ADDITIONAL INTEREST. Anything in this Agreement to the contrary notwithstanding, without duplication of any other amounts of interest payable under this Agreement in respect of the Loans, (i) on the last Business Day of May 2001, the Borrower shall pay to Agent for distribution to each Lender in proportion to its Pro Rata Share, additional interest in respect of the Existing Bank Loans that would have been required to be paid on such date pursuant to Section 2.06(g) of the Existing Credit Agreement if such Existing Bank Loans and all Loans made hereunder (including for this purpose unreimbursed draws on Letters of Credit) on and after the Effective Date had been outstanding under the Existing Credit Agreement, and (ii) the Borrower shall pay additional interest in respect of the Loans (including for this purpose unreimbursed draws on Letters of Credit) on the last Business Day of each month commencing June 2001 to Agent for distribution to each Lender in proportion to its Pro Rata Share additional interest in respect of the Loans (and any unreimbursed draws on Letters of Credit) for each day during such month, in each case, at an annual rate of 4.50% on the difference between (x) the aggregate principal amount of all Loans (including for this purpose unreimbursed draws on Letters of Credit) outstanding on the date of calculation, and (y) Consolidated EBITDA for the four quarters ending on such Business Day multiplied by 400%.

                  (h) REFINANCING DEFAULT RATE. Upon the occurrence and during the continuation of a Refinancing Default during any period in which an Event of Default has not occurred and is continuing, the outstanding principal amount of all Loans shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) at a rate that is 2.00% per annum in excess of the interest otherwise payable under this Agreement with respect to the applicable Loans.

                  2.04 INCREASED COSTS; TAXES.

                  (a) INCREASED COSTS. If any Lender shall determine that the adoption of any applicable law, rule or regulation concerning capital adequacy or any applicable change therein, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case occurring after the Effective Date, has or will have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligation to make a Loan hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by any amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amounts as shall compensate such Lender for such reduction. Each Lender shall promptly notify the Borrower of any of the matters set forth in the preceding sentence. A certificate as to additional amounts owed any such Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the Borrower and the Agent by such Lender shall be presumed to be correct.

                  (b)      WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by the Borrower under this Agreement and the other Credit Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than franchise taxes and Taxes on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Borrower to the Agent or any Lender under any of the Credit Documents:

                           (A) the Borrower shall notify the Agent of any such
                  requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

                           (B) the Borrower shall pay any such Tax before the
                  date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

                           (C) the sum payable by the Borrower in respect of
                  which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (D) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax that it is required by clause (B) above to pay, the Borrower shall deliver to the Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided that no such additional amount shall be required to be paid to any Lender under clause (C) above except to the extent that any change, after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the assignment under
         Section 11.05 by which such Lender became a Lender (in the case of each other Lender), in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such assignment, as the case may be, in respect of payments to such Lender.

                  (iii) Alternatives. Notwithstanding the provisions of Section 2.04(b)(ii), in lieu of paying a Lender such additional moneys as are required by Section 2.04(b)(ii), the Borrower may exercise any one of the following options:

                           (A) If the requirement to make a deduction or
                  withholding of a Tax referred to in Section 2.04(b)(ii) relates only to Eurodollar Rate Loans then being requested by the Borrower pursuant to a Notice of Conversion/Continuation, the Borrower may by giving notice (by telephone promptly confirmed in writing) to the Agent (who shall promptly give similar notice to each other Lender) no later than the date immediately prior to the date on which such Eurodollar Rate Loans are to be made, withdraw that Notice of Conversion/Continuation and the Eurodollar Rate Loans then being requested shall be made by the Lenders as Base Rate Loans; or

                           (B) If the requirement to make a deduction or
                  withholding of a Tax referred to in Section 2.04(b)(ii) relates only to Eurodollar Rate Loans outstanding at the time the requirement is discovered, upon written notice to the Agent and each Lender, the Borrower may terminate the obligations of the Lenders to make or maintain Loans as, and to convert Loans into, Eurodollar Rate Loans and, in such event, the Borrower shall at the end of the then current Interest Period, convert all of the Eurodollar Rate Loans into Base Rate Loans in the manner contemplated by Section 2.03(d) but without satisfying the advance notice requirements therein in which case the Borrower must take the actions referred to in Section 2.04(b)(ii) until such conversion; or

                           (C) If the requirement to make a deduction or
                  withholding of a Tax referred to in Section 2.04(b)(ii) relates to Loans other than Eurodollar Rate Loans, the Borrower may notify each Lender to which such requirement relates that the Borrower will not make the payments required under Section 2.04(b)(ii)(C) with respect to such Loans at the end of the 30 day period described below and each such Lender will have 30 days in which to notify the Agent (which will notify the Borrower) that it will continue as a Lender under this Agreement without such payments or that it refuses so to continue, and, if any such Lender refuses to continue, (i) the Borrower shall pay to such Lender, on a date 15 days after notice of such refusal is made, all interest and fees and other amounts due and owing to such Lender including amounts due under Section 2.04(b)(ii) through the end of such 30 day period (and, to the extent such Lender is the Issuing Bank, any Letters of Credit shall be returned to the Issuing Bank marked "cancelled" or Cash shall be deposited with the Issuing Bank in an amount equal to the maximum amount that may at any time be drawn on such Letters of Credit) on such date and the principal amount of all such Loans of such Lender or (ii) another financial institution that is an Eligible Assignee, shall purchase for cash such Loans of such Lender and become a Lender for all purposes under this Agreement and assume all obligations of such Lender pursuant to an Assignment and Acceptance that shall have become effective pursuant to Section 11.05.

                  2.05 USE OF PROCEEDS.

                  (a) LOANS. The proceeds of the Loans borrowed on the Effective Date shall be applied by the Borrower to prepay all the Existing Bank Loans. The Borrower hereby represents that the proceeds of the Existing Bank Loans were used in compliance with Section 2.08(a) of the Existing Credit Agreement.

                  (b) LETTERS OF CREDIT. The Letters of Credit shall be used for the purpose of supporting (x) workers' compensation liabilities of the Borrower or its Subsidiaries, (y) the obligations of the Borrower or its Subsidiaries to third party insurers arising (1) by virtue of the laws of any jurisdiction requiring third party insurers and (2) in lieu of payments in cash of insurance obligations or (z) performance, payment, deposit or surety obligations of the Borrower or its Subsidiaries, in any case if required by law or governmental rule or regulation, by any landlord under any real estate lease, or by custom and practice in the business of the Borrower and its Subsidiaries (including in connection with the participation by the Borrower and its Subsidiaries in Medicare or Medicaid programs).

                  (c) MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrower to purchase or carry any Margin Stock in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                  2.06 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                  Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                  (a) DETERMINATION OF INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

                  (b) SUBSTITUTED RATE OF BORROWING. If on any Interest Rate Determination Date any Lender (including the Agent) shall have determined (which determination shall be final and conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(B), shall be made only after consultation with the Borrower and the Agent) that:

                  (i) by reason of any changes arising after the date of this Agreement affecting the Eurodollar market or affecting the position of that Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the

         Eurodollar Rate with respect to the Eurodollar Rate Loans as to which an interest rate determination is then being made; or

                  (ii) by reason of (A) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (B) other circumstances affecting that Lender or the Eurodollar market or the position of that Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System to the extent not given effect in the Eurodollar Rate), the Eurodollar Rate shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, that Lender shall be an Affected Lender and it shall promptly (and in any event as soon as possible after being notified of a conversion or continuation) give notice (by telephone promptly confirmed in writing) to the Borrower and the Agent (which notice the Agent shall promptly transmit to each other Lender) of such determination. Thereafter, the Borrower shall pay to the Affected Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole discretion shall reasonably determine) as shall be required to cause the Affected Lender to receive interest with respect to its Eurodollar Rate Loans for the Interest Period following that Interest Rate Determination Date at a rate per annum equal to 1.00% per annum in excess of the effective pricing to the Affected Lender for Dollar deposits to make or maintain its Eurodollar Rate Loans. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the Borrower and the Agent by the Affected Lender shall be presumed to be correct.

                  (c) REQUIRED TERMINATION AND PREPAYMENT. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Rate Loans has become unlawful or impossible by reason of compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an Affected Lender and it shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and the Agent (which notice the Agent shall promptly transmit to each other Lender) of that determination. Subject to the prior withdrawal of a Notice of Conversion/Continuation or prepayment of the Eurodollar Rate Loans of the Affected Lender as contemplated by the following Section 2.06(d), the obligation of the Affected Lender to make or maintain its Eurodollar Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and the Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this
Section 2.06(c) is made or, earlier, when required by law, repay or prepay the Eurodollar Rate Loans of the Affected Lender, together with all interest accrued thereon.

                  (d) OPTIONS OF THE BORROWER. In lieu of paying an Affected Lender such additional moneys as are required by Section 2.06(b) or the prepayment of an Affected Lender required by Section 2.06(c), the Borrower may exercise any one of the following options:

                  (i) If the determination by an Affected Lender relates only to Eurodollar Rate Loans then being requested by the Borrower pursuant to a Notice of Conversion/Continuation, the Borrower may by giving notice (by telephone promptly confirmed in writing) to the Agent (who shall promptly give similar notice to each other Lender) no later than the date immediately prior to the date on which such Eurodollar Rate Loans are to be made, withdraw that Notice of Conversion/Continuation and the Eurodollar Rate Loans then being requested shall be made by the Lenders as Base Rate Loans; or

                  (ii) Upon written notice to the Agent and each Lender, the Borrower may terminate the obligations of the Lenders to maintain Loans as, and to convert Loans into, Eurodollar Rate Loans and in such event, the Borrower shall, prior to the time any payment pursuant to Section 2.06(c) is required to be made or, if the provisions of Section 2.06(b) are applicable, at the end of the then current Interest Period, convert all of the Eurodollar Rate Loans into Base Rate Loans in the manner contemplated by Section 2.03(d) but without satisfying the advance notice requirements therein.

                  (e) COMPENSATION. The Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by that Lender in connection with the re-employment of such funds), that such Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to
Section 2.03(d), (ii) if any prepayment of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower, or
(iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Loans when required by the terms of this Agreement.

                  (f) QUOTATION OF EURODOLLAR RATE. Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date the Agent is as a matter of general practice not quoting rates to first class banks in the Eurodollar market for the offering of Dollars for deposit with maturities comparable to the Interest Period and in amounts comparable to the Eurodollar Rate Loans requested, the Agent shall contact the other Lenders, if any, for their quotes for rates to first class banks in the Eurodollar market with respect to the requested Eurodollar Rate Loan, such other Lenders to be contacted in decreasing order of their respective Pro Rata Shares (and in alphabetical order in the case of two or more Lenders having the same Pro Rata Shares). In the event that none of the Lenders are making Eurodollar quotes in the applicable amount and with the applicable maturity, the Agent shall give the Borrower and each Lender prompt notice thereof and the Loans requested shall be made as Base Rate Loans.

                  (g) EURODOLLAR RATE TAXES.  The Borrower agrees that:

                  (i) Promptly upon notice from any Lender to the Borrower, the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate and/or the provisions of this Agreement relating to the Eurodollar Rate and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "EURODOLLAR RATE TAXES"); provided, however, that Eurodollar Rate Taxes shall not include any other Taxes. The Borrower shall also pay such additional amounts equal to increases in Taxes payable by that Lender which increases are attributable to payments made by the Borrower described in the immediately preceding sentence or this sentence. A certificate as to additional amounts owed by the Borrower pursuant to this clause (i), showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the Borrower and the Agent by any Lender shall be presumed to be correct. Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, the Borrower will, at the request of that Lender, furnish to that Lender evidence, in form and substance satisfactory to that Lender, that the Borrower has met its obligations under this Section 2.06(g).

                  (ii) The Borrower will indemnify each Lender against, and reimburse each Lender on demand for, any Eurodollar Rate Taxes, as determined by that Lender in its good faith discretion; provided that such Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this clause (ii) of Section 2.06(g).

                  (iii) Each Lender organized under the laws of a jurisdiction outside of the United States (referred to in this Section 2.06(g) as a "FOREIGN LENDER") as to which payments to be made hereunder or under the Notes, if any, are exempt from United States withholding tax or are subject to such tax at a reduced rate under an applicable statute or tax treaty shall provide to the Borrower and the Agent (x) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate with respect to payments to be made to such Foreign Lender hereunder and under the Notes, if any (referred to in this Section 2.06(g) as a "CERTIFICATE OF EXEMPTION") or (y) a letter from such Foreign Lender stating that it is not entitled to any such exemption or reduced rate (referred to in this Section 2.06(g) as a "LETTER OF NON-EXEMPTION"). Each Foreign Lender shall provide such a Certificate of Exemption or a Letter of Non-Exemption before the Effective Date. Each Foreign Lender that becomes a Lender pursuant to an Assignment and Acceptance that has become effective pursuant to Section 11.05 shall provide a Certificate of Exemption or a Letter of Non-Exemption on the date such Foreign Lender becomes a Lender. Until the Borrower and the Agent have received from such Foreign Lender a Certificate of Exemption, the accuracy of which shall be reasonably satisfactory to the Borrower, the Borrower shall, subject to its obligations under Sections 2.06(g)(i), 2.06(g)(ii) and 2.06(i), be entitled to withhold taxes from such payments to such Foreign Lender at the statutory rate applicable to amounts to be paid hereunder to such Foreign Lender.

                  (iv) Notwithstanding anything to the contrary contained in this Section 2.06g), the Borrower shall not be required to pay any amounts pursuant to this Section 2.06(g) to any Foreign Bank unless such Foreign Bank has provided to the Borrower, within 60 days after the receipt by such Foreign Bank of a written request therefor, either a Certificate of Exemption or a Letter of Non-Exemption.

                  (h) BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Lender.

                  (i) INCREASED COSTS. Except as provided in Section 2.06(b) with respect to certain determinations on Interest Rate Determination Dates, if, after the date hereof by reason of, (x) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in, or in the interpretation of, any law or regulation, or
(y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) any Lender (or its applicable lending office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans (except for changes in the rate of tax on the overall net income of such Lender or its applicable lending office imposed by the jurisdiction (whether local, state, federal or foreign) in which such Lender's principal executive office or applicable lending office is located); or

                  (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans shall be imposed on any Lender or its applicable lending office or the interbank Eurodollar market, and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or there shall be a reduction in the amount received or receivable by that Lender or its applicable lending office, then the Borrower shall from time to time, upon written notice from and demand by that Lender (with a copy of such notice and demand to the Agent), pay to the Agent for the account of that Lender, within five Business Days after receipt of such notice and demand, additional amounts sufficient to indemnify that Lender against such increased cost or reduced amount. A certificate as to the amount of such increased cost or reduced amount, submitted to the Borrower and the Agent by that Lender, shall be presumed to be correct. Any payments to be made by the Borrower under Sections 2.06(b), 2.06(g) or 2.06(i) are to be without duplication.

                  (j) ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this Section 2.06 shall be made as though that Lender had actually funded its relevant Eurodollar Rate Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.06.

                  (k) EURODOLLAR RATE LOANS AFTER DEFAULT. Unless the Agent and the Required Lenders shall otherwise agree, after the occurrence of and during the continuance of a Default or an Event of Default, the Borrower may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan.

                  (l) AFFECTED LENDERS' OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under Section 2.06(b) or 2.06(c) or that would entitle such Lender to receive payments under Section 2.06(g) or 2.06(i), it will, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts to make, fund or maintain the affected Eurodollar Rate Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid to such Lender pursuant to Section 2.06(b), 2.06(g) or 2.06(i) would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to Section 2.06(c) would cease to exist, and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender. The Borrower hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this Section 2.06(l).

                  2.07 LETTERS OF CREDIT.

                  (a) LETTERS OF CREDIT. All Letters of Credit outstanding under the Existing Credit Agreement on the Effective Date shall be deemed to be Letters of Credit issued pursuant to the terms of this Agreement. In addition to the Borrower requesting that the Issuing Bank continue Letters of Credit existing on the Effective Date, the Borrower may request, in accordance with the provisions of this Section 2.07, on and after the Effective Date to and excluding the Termination Date, that the Issuing Bank issue Letters of Credit for the account of the Borrower; provided that the Borrower shall not request that the Issuing Bank issue (and the Issuing Bank shall not issue) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $3,400,000. In no event shall the Issuing Bank issue any Letter of Credit having an expiration date later than the Termination Date or the date that is one year after the issuance thereof except as expressly provided herein; provided, however, that the Issuing Bank may agree to renew any Letter of Credit automatically annually for a period not to exceed one year if the Issuing Bank does not cancel such renewal. If the Issuing Bank, in its sole discretion, determines to issue a Letter of Credit expiring after the scheduled Termination Date or to renew an existing Letter of Credit to a date expiring after the scheduled Termination Date, the Borrower shall be required on the third Business Day immediately preceding the Termination Date to deposit with the Issuing Bank cash collateral for the repayment of any drawings under the Letter of Credit, such deposit to be in an amount equal to the maximum amount that may be drawn under such Letter of Credit and to be upon such terms and conditions as the Issuing Bank may require. The issuance or renewal of any Letter of Credit in accordance with the provisions of this Section 2.07 shall require the satisfaction of the conditions set forth in Section 5.02.

                  Each Letter of Credit supporting the payment of Indebtedness may provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of a Default or an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank (or, if all Obligations shall have been indefeasibly paid in full, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit.

                  (b) NOTICE OF ISSUANCE. Whenever the Borrower desires to cause the Issuing Bank to issue or renew a Letter of Credit, it shall deliver to the Issuing Bank and the Agent a Notice of Issuance of Letter of Credit in the form of EXHIBIT B (i) no later than 1:00 P.M. (New York time) at least four Business Days in advance of the proposed date of issuance or such shorter time as may be acceptable to the Issuing Bank, with respect to the issuance of a Letter of Credit, and (ii) as provided in the Letter of Credit with respect to a renewal of a Letter of Credit. The Notice of Issuance of Letter of Credit shall specify
(i) the proposed date of issuance or renewal (which shall be a Business Day),
(ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary, (v) such other documents or materials as the Issuing Bank may reasonably request, and (vi) a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its sole judgment, may require changes in any such documents and certificates. In determining whether to pay any Letter of Credit, the Issuing Bank shall be responsible only to use reasonable care to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                  (c) PAYMENT OF AMOUNTS DRAWN UNDER OR NECESSARY TO COLLATERALIZE LETTERS OF CREDIT. In the event (i) the beneficiary of any Letter of Credit makes a drawing thereunder or (ii) the Borrower is required under
Section 2.07(a) or Section 9 to cash collateralize any Letter of Credit, the Issuing Bank immediately shall notify the Borrower, and the Borrower shall reimburse the Issuing Bank or make a deposit with the Issuing Bank, as appropriate, on the day on which such drawing is honored or such cash collateral deposit is required in an amount in same day funds equal to the amount of such drawing or, in the case of such a deposit, the maximum amount that may be drawn under the applicable Letter of Credit.

                  (d) FAILURE OF BORROWER TO REIMBURSE THE ISSUING BANK. If the Borrower shall fail to reimburse the Issuing Bank, for any reason, as provided in Section 2.07(c), the Issuing Bank shall promptly notify the Agent. The Agent shall promptly thereafter notify the Lenders. The Agent shall thereafter apply all amounts received by it in accordance with the Pro Rata Shares of Lender and the Issuing Bank as provided in clause (ii) of the definition of "Pro Rata Shares" until such time as all unreimbursed draws on the Letters of Credit are paid in full and, if applicable, any requirement to cash collateralize the Letters of Credit is satisfied.

                  (e) COMPENSATION. The Borrower agrees to pay the following amounts to the Issuing Bank with respect to each Letter of Credit issued by it:

                  (i) with respect to each Letter of Credit, (A) a letter of credit fee equal to the Applicable Eurodollar Margin multiplied by the maximum amount available from time to time for drawing under such Letter of Credit (calculated on the basis of a 360-day year and the actual number of days elapsed) and (B) a facing fee equal to 0.25% per annum multiplied by the maximum amount available from time to time for drawing under such Letter of Credit (calculated on the basis of a 360-day year and the actual number of days elapsed), which amounts payable under clauses (A) and (B) shall be payable to the Issuing Bank quarterly in arrears on and to the last Business Day of each January, April, July and October commencing October, 2001; provided that if the aggregate amount of the facing fee payable under clause (B) in respect of any Letter of Credit will be less than $500, the Borrower shall pay to the Issuing Bank, on the date of issuance of such Letter of Credit, a facing fee of $500 which shall be in lieu of the facing fee otherwise payable pursuant to such clause (B);

                  (ii) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrower at a rate that is equal to the sum of the Base Lending Rate and the Applicable Base Margin; provided that if such amount is not paid on demand, such amount shall bear interest thereafter at a rate that is equal to 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans which such rate shall not thereafter be increased pursuant to Section 2.03(e); and

                  (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be, or as otherwise agreed to by the Issuing Bank.

                  (iv) On the last Business Day of July, 2001, the Borrower shall pay to the Issuing Bank an amount equal to all amounts that would have been payable by Borrower under the terms of the Existing Credit Agreement if the Letters of Credit had continued to be issued thereunder instead of pursuant hereto. The Agent shall distribute to the Lenders according to their respective Pro Rata Shares under the Existing Credit Agreement an aggregate amount equal to the amounts paid by the Borrower pursuant to this clause (iv) multiplied by a fraction, the numerator of which is the number of days between April 30, 2001 and the Effective Date and the denominator of which is 90.

                  (f) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Issuing Bank for drawings made under the Letters of Credit issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiary for which the Letter of Credit was procured);

                  (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that the Issuing Bank shall use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit;

                  (iv) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit; provided that the Issuing Bank shall use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit;

                  (v) any adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Credit Document by the Borrower or any of its Subsidiaries, the Agent or any Lender (other than the Issuing Bank);

                  (vii) any other circumstance or happening whatsoever, that is similar to any of the foregoing; or

                  (viii) the fact that a Default or an Event of Default shall have occurred and be continuing;

provided that the Borrower shall not be required to pay any such amounts to the extent they arise from the gross negligence or willful misconduct of the Issuing Bank (as determined by a court of competent jurisdiction).

                  (g) ADDITIONAL PAYMENTS. If by reason of:

                  (i) any change in any applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, in each case occurring after the Effective Date; or

                  (ii) compliance by the Issuing Bank with any direction, request or requirement (whether or not having the force of law) announced or issued after the Effective Date by any governmental or monetary authority, including, without limitation, any announcements or issuances under Regulation D of the Board of Governors of the Federal Reserve System;

                  THEN:

                  (i) the Issuing Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.07, whether directly or by such being imposed on or suffered by the Issuing Bank;

                  (ii) any reserve, special deposit, premium, FDIC assessment, capital adequacy or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuing Bank; or

                  (iii) there shall be imposed on the Issuing Bank any other condition regarding this Section 2.07 or any Letter of Credit;

AND the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank of issuing, making or maintaining any Letter of Credit, or to reduce the amount receivable in respect thereof by the Issuing Bank, THEN and in any such case the Issuing Bank may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower, and the Borrower shall pay within five Business Days of the date of such notice such amounts as the Issuing Bank may specify to be necessary to compensate the Issuing Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Base Lending Rate plus 2.00% per annum. The determination by the Issuing Bank, as the case may be, of any amount due pursuant to this Section 2.07(g) as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall be presumed to be correct.

                  (h) INDEMNIFICATION; NATURE OF THE ISSUING BANK'S DUTIES. In addition to amounts payable as elsewhere provided in this Section 2.07, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and reasonable allocated costs of internal counsel) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of gross negligence or willful misconduct of the Issuing Bank or the Issuing Bank's failure to use reasonable care to determine that the documents and certificates required to be delivered under such Letter of Credit had been delivered and that they complied on their face with the requirements of that Letter of Credit as determined by a court of competent jurisdiction or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENT ACTS").

                  As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible (absent gross negligence or willful misconduct (as determined by a court of competent jurisdiction)): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder; provided that, notwithstanding the foregoing, the Issuing Bank shall use reasonable care to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                  In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and absent gross negligence or willful misconduct of the Issuing Bank (as determined by a court of competent jurisdiction), shall not put the Issuing Bank under any resulting liability to the Borrower.

                  Notwithstanding anything to the contrary contained in this
Section 2.07(h), the Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank arising solely out of the gross negligence or willful misconduct of the Issuing Bank as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Issuing Bank of a proper demand for payment made under the Letters of Credit;

provided that the Issuing Bank shall use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                  (i) COMPUTATION OF INTEREST. Interest payable pursuant to this
Section 2.07 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

                  2.08 LOAN ACCOUNTS. Each Lender shall open and maintain on its books one or more loan accounts in the name of Borrower; provided that the failure to open and maintain such loan accounts shall not affect the obligations of Borrower hereunder. Each loan account shall show (without duplication) as debits thereto each Lender's portion of each Base Rate Loan and each Eurodollar Loan and as credits thereto all Loan payments received for the account of such Lender with respect to such Lender's portion of each such Loan and applied to principal so that the balance of the loan account(s) at all times reflects the principal amount due such Lender from Borrower with respect to all Base Rate Loans and all Eurodollar Loans. All entries in said books shall be presumptive evidence of the making of such Base Rate Loans and such Eurodollar Loans, the obligation of Borrower to repay each such Loan, and all payments received and disbursed by such Lender. Borrower agrees that if, in the opinion of any Lender, a promissory note or other evidence of indebtedness is required or appropriate to reflect or enforce any Loan outstanding to or to be made by such Lender then Borrower shall promptly execute and deliver to such Lender a promissory note to evidence such Lender's Loan in substantially the form of EXHIBIT C in the amount of such Lender's Term Loan Commitment with appropriate insertions, together with such documents as such Lender may reasonably request to evidence the due authorization, execution, delivery and enforceability of such Note. If any Note is issued hereunder, Agent and the Borrower may treat the payee of that Note as the owner thereof for all purposes.

                  SECTION 3. FEES.

                  3.01 FEES.

                  (a) AGENCY FEE. The Borrower agrees to pay to the Agent on the Effective Date an amount separately agreed to by the Agent and the Borrower.

                  (b) ADMINISTRATIVE FEE. The Borrower agrees to pay to the Agent an annual administrative fee in the amount and at the times separately agreed to by the Agent and the Borrower.

                  (c) RESTRUCTURING FEE. The Borrower shall pay to the Agent, for distribution to each of the Lenders in accordance with its Pro Rata Share, restructuring fees of (i) $1,200,000 on the Effective Date, (ii) $200,000 on each of December 31, 2001, March 31, 2002 and June 30, 2002, and (iii) $459,000
on September 30, 2002; provided that the Pro Rata Share of the restructuring fee to be paid to each Lender, other than the Bank of Montreal, on the Effective Date shall be reduced by the amount owed by each Lender, other than the Bank of Montreal, to the Issuing Bank pursuant to Section 5.01(m).

                  (d) ANNUAL FEE. Within five Business Days after each anniversary of the Effective Date and on the Termination Date, the Borrower agrees to pay to the Agent a fee for distribution to each of the Lenders in accordance with its Pro Rata Share an amount equal to 0.5% of the sum of the average of the principal amount outstanding on the Loans during the preceding one year period and the Letter of Credit Usage (or, with respect to the Termination Date, the period from the prior anniversary of the Effective Date and the Termination Payment Date). The annual fee due on the Termination Date shall be prorated based on the actual number of days in the period from the prior anniversary of the Effective Date and the Termination Date and a 360-day year.

                  SECTION 4. PREPAYMENTS AND PAYMENTS.

                  4.01 SCHEDULED PAYMENTS OF LOANS. The Borrower shall make principal payments on the Loans in installments on the dates and in the amounts set forth below:

         =============================================================
                 DATE                               SCHEDULED PAYMENT
         -------------------------------------------------------------
         September 30, 2001                           $    750,000.00
         -------------------------------------------------------------
         December 31, 2001                            $    750,000.00
         -------------------------------------------------------------
         March 31, 2002                               $ 11,600,000.00
         -------------------------------------------------------------
         June 30, 2002                                $  1,000,000.00
         -------------------------------------------------------------
         September 30, 2002                           $  1,000,000.00
         -------------------------------------------------------------
         December 31, 2002                            $281,508,020.09

provided that the scheduled installments of principal of the Loans set forth above shall be reduced in connection with (i) any voluntary prepayments of the Loans in accordance with Section 4.02(a) and (ii) any mandatory prepayments in accordance with Section 4.02(b); and provided, further that the Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than the Termination Date, and the final installment payable by the Borrower in respect of the Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Loans.

                  4.02 PREPAYMENTS.

                  (a) VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall deliver to the Agent at its Notice Office prior notice of its intent to prepay the Loans and the amount of such prepayment no later than 12:00 Noon (New York time) one Business Day in advance of the proposed prepayment date (in the case of a Base Rate Loan) and three Business Days in advance of the proposed prepayment date (in the case of a Eurodollar Rate Loan), which notice the Agent shall promptly transmit to each of the Lenders, and (ii) Eurodollar Rate Loans prepaid other than on the expiration of the Interest Period applicable thereto shall be subject to payment of breakage costs by the Borrower. Any such voluntary prepayment shall be applied as specified in Section 4.03(a).

                  (b) MANDATORY PREPAYMENTS. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as specified in Section 4.03:

                  (i) Prepayments and Reductions Due to Issuance of Securities. No later than the second Business Day following the date of receipt by the Borrower of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any Securities of the Borrower, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such net cash proceeds. Concurrently with any prepayment of the Loans pursuant to this Section 4.02(b)(i), the Borrower shall deliver to Agent an Officers' Certificate demonstrating the calculation of the net cash proceeds that gave rise to such prepayment. In the event that the Borrower shall subsequently determine that the actual net cash proceeds were greater than the amount set forth in such Officers' Certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional net cash proceeds resulting in such excess.

                  (ii) Prepayments and Reductions Due to Asset Sales. No later than the fifth Business Day following the date of receipt by the Borrower or any of its Subsidiaries of the cash proceeds (net of any expenses reasonably incurred by the Borrower or any of its Subsidiaries in respect of such Asset Sales, including, without limitation, reasonable attorneys' fees and expenses and the amount of any taxes actually paid or to become payable by the Borrower, as reasonably estimated by its Chief Financial Officer, in respect of such Asset
         Sale), the Borrower shall prepay the Loans in an aggregate amount equal to the net cash proceeds. Concurrently with any prepayment of the Loans pursuant to this Section 4.02(b)(ii), the Borrower shall deliver to Agent an Officers' Certificate demonstrating the calculation of the net cash proceeds that gave rise to such prepayment. In the event that the Borrower shall subsequently determine that the actual net cash proceeds were greater than the amount set forth in such Officers' Certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional net cash proceeds resulting in such excess. Cash proceeds for this purpose shall include the collection of Accounts Receivable associated with the assets sold in such Asset Sale even if such Accounts Receivable are not included in the assets sold in such Asset Sale.

                   (iii) Prepayments Due to Tax Refunds. No later than the second Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any cash proceeds from any tax refunds made by the Internal Revenue Service or any state or local Governmental Authority, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such cash proceeds. Concurrently with any prepayment of the Loans pursuant to this Section 4.02(b)(iii), the Borrower shall deliver to the Agent an Officers' Certificate demonstrating the calculation of the cash proceeds that gave rise to such prepayment. In the event that the Borrower shall subsequently determine that the actual cash proceeds were greater than the amount set forth in such Officers' Certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Agent an Officers' Certificate demonstrating the derivation of the additional cash proceeds resulting in such excess.

                   (iv) Prepayments Due to Excess Casualty Proceeds. No later than the second Business Day following the receipt by the Borrower or any of its Subsidiaries of any Excess Casualty Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Excess Casualty Proceeds. Concurrently with any prepayment of the Loans pursuant to this Section 4.02(b)(iv), the Borrower shall deliver to the Agent an Officers' Certificate demonstrating the calculation of the Excess Casualty Proceeds that gave rise to such prepayment. In the event that the Borrower shall subsequently determine that the Excess Casualty Proceeds are greater than the amount set forth in such Officers' Certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to the amount of the additional Excess Casualty Proceeds, and the Borrower shall concurrently therewith deliver to the Agent an Officers' Certificate demonstrating the derivation of the additional Excess Casualty Proceeds.

                  (v) EBITDA Payments. On or prior to 45 days after the end of each quarter commencing June 30, 2001, the Borrower shall prepay the Loans in the aggregate amount of the EBITDA Payment for such quarter.

                  4.03 APPLICATION OF PREPAYMENTS.

                  (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY ORDER OF MATURITY. Subject to Section 2.07(d), any voluntary prepayments of the Loans pursuant to
Section 4.02(a) shall be applied to reduce the scheduled installments of principal of the Loans set forth in Section 4.01 in forward order of maturity and to cash collateralize a proportionate share of the Letters of Credit as determined in accordance with clause (iii) of the definition of "Pro Rata Share".

                  (b) APPLICATION OF CERTAIN OTHER MANDATORY PREPAYMENTS. All proceeds of Asset Sales held by Agent in escrow on the Effective Date shall be immediately applied as a mandatory prepayment of the Loans pursuant to Section 4.02(b)(ii) to the principal installment due on March 31, 2002, including, without limitation, the net cash proceeds of the sale of certain assets of AHPT to Option Care Enterprises, Inc. Subject to Section 2.07(d), any amount required to be applied as a mandatory prepayment of the Loans pursuant to Section 4.02(b)(ii) shall first be applied to the principal installment due on the Loans on March 31, 2002. Subject to Section 2.07(d), any mandatory prepayments of the Loans pursuant to Section 4.02(b)(i), Section 4.02(b)(ii) in excess of the principal payment due on March 31, 2002, Section 4.02(b)(iii) or Section 4.02(b)(iv) shall be applied to reduce the scheduled installments of principal of the Loans set forth in Section 4.01 in inverse order of maturity and to cash collateralize a proportionate share of the Letters of Credit as determined in accordance with clause (iii) of the definition of Pro Rata Share. Subject to
Section 2.07(d), any mandatory prepayments of the Loans pursuant to Section 4.02(b)(v) shall be applied to reduce the scheduled installments of principal of the Loans in Section 4.01 in forward order of maturity.

                  (c) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND EURODOLLAR RATE LOANS. Any prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to subsection 2.06(e).

                  (d) APPLICATION OF PREPAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (e) DIRECT PAYMENTS. Borrower shall, and shall cause each of its Subsidiaries to, cause all amounts payable to Agent pursuant to Section 4.02(b)(i) to be paid directly to Agent by execution of irrevocable payment instructions or powers of attorney in form and substance satisfactory to Agent or otherwise in a manner satisfactory to Agent.

                  4.04 GENERAL PROVISIONS REGARDING PAYMENTS.

                  (a) METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Lender or the Lenders entitled thereto not later than 1:00 P.M. (New York time), on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under any Note or of the Fees hereunder, as the case may be; provided, however, that if the day on which payment relating to a Eurodollar Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day. All voluntary prepayments shall be made in an aggregate minimum amount of $100,000 and integral multiples of $10,000 in excess of that amount.

                  (b) NET PAYMENTS. All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense.

                  (c) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments attributable to the Loans shall be apportioned among all outstanding Loans to which such payments relate, and such payments shall be apportioned ratably to the Lenders, proportionately to the Lenders' respective Pro Rata Shares as set forth in clause (i) of the definition of "Pro Rata Shares". The Agent promptly shall distribute to each Lender at its primary address set forth below its name on the appropriate signature page hereof or such other address as any Lender may request its Pro Rata Share of all such payments received by the Agent. The Fees of such Lender when received by the Agent pursuant to Section 3.01 shall be distributed to the respective Pro Rata Shares as set forth in clause (iii) of the definition of "Pro Rata Shares".

                  Anything contained in this Agreement or the Credit Documents to the contrary notwithstanding, upon the occurrence and during the continuance of any Event of Default specified in Section 9 or after the acceleration of the maturity of the Loans and the other amounts referred to in Section 9, all payments relating to the Loans and the other Obligations shall be made to the Agent for the account of the Lenders and Issuing Bank and all amounts received by the Agent that are to be applied to the payment of the Obligations shall be distributed to the Lenders and the Issuing Bank in accordance with their Pro Rata Shares as set forth in clause (ii) of the definition of "Pro Rata Shares".

                  SECTION 5. CONDITIONS PRECEDENT.

                  5.01 CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective only upon satisfaction of all of the following conditions on or prior to June 8, 2001:

                  (a) EXECUTION OF AGREEMENT; CREDIT DOCUMENTS; NOTES. The Agent shall have received: (i) an original of this Agreement (whether the same or different copies) duly executed by the Borrower, each Lender and the Agent, (ii) an original Note made to the order of each Lender that has requested that a Note be issued to it on the Effective Date, duly executed by the Borrower in the amount, maturity and as otherwise provided herein, (iii) an original of the Warrant Agreement, duly executed by the Borrower in favor of each of the Lenders, (iv) original Warrant Certificates in favor of each of the Lenders, duly executed by the Borrower, in the amounts set forth in the Warrant Agreement, (v) an original Consent to Amendment and Restatement duly executed by each Guarantor Subsidiary, (vi) an original Registration Rights Agreement duly executed by Borrower, Agent and Lenders, (vii) an original Concentration Bank Agreement duly executed by Borrower and PNC Bank, National Association, (viii) a duly executed Blocked Account Agreement duly executed by Borrower, and (ix) to the extent not already received, signed copies of the other Credit Documents (whether the same or different copies) duly executed by the parties thereto, including, without limitation, the Guarantor Subsidiary Documents duly executed by each Guarantor Subsidiary that has not previously executed such documents.

                  (b) NO DEFAULT; REPRESENTATION AND WARRANTIES; MATERIAL ADVERSE CHANGES. All representations and warranties of the Borrower and its Subsidiaries set forth in this Agreement and in each of the other Credit Documents shall be true, correct and complete in all material respects on and as of the Effective Date and after giving effect to the transactions contemplated to occur on such date, and the Borrower shall have delivered to the Agent an Officer's Certificate, dated as of the Effective Date, signed by the President or Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in form and substance satisfactory to the Agent, to the effect that on and as of the Effective Date and after giving effect to the transactions contemplated to occur on such date, (i) no Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties contained herein and in the other Credit Documents are true, correct and complete in all material respects and (iii) no material adverse change has occurred in the business, operations, properties, assets or condition (financial or otherwise) or prospects of any of the Borrower and its Subsidiaries taken as whole since December 31, 2000.

                  (c) CORPORATE DOCUMENTS; PROCEEDINGS.

                  (i) On the Effective Date, the Agent shall have received a certificate, dated the Effective Date, signed by the President or Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in form and substance satisfactory to the Agent, certifying (A) resolutions of the Board of Directors of the Borrower authorizing and approving this Agreement, the Notes, if any, the Warrant Agreement, the Warrant Certificates, the Registration Rights Agreement, the Concentration Bank Agreement, the Blocked Account Agreement, the other Credit Documents and the transactions contemplated hereby, (B) the signatures and incumbency of the Borrower's officers executing this Agreement, the Notes, if any, the Warrant Agreement, the Warrant Certificates, the Registration Rights Agreement, the Concentration Bank Agreement, the Blocked Account Agreement, any other Credit Documents to which the Borrower is a party and the documents, instruments or other certificates to be delivered in connection with this Agreement and the other Credit Documents, and (C) the Certificate of Incorporation and By-Laws of the Borrower together with copies of the Certificate of Incorporation and By-Laws of the Borrower and the resolutions of the Borrower referred to in such certificate. In lieu of delivering a copy of its Certificate of Incorporation or By-Laws to the Agent pursuant to the preceding sentence, the Borrower may certify in its certificate delivered pursuant to this clause (i) that such Certificate of Incorporation or By-Laws, as the case may be, were delivered to the Agent pursuant to the Existing Credit Agreement and that there has been no change in such Certificate of Incorporation or By-Laws, as the case may be, since the date of such delivery.

                  (ii) On the Effective Date, the Agent shall have received a certificate, dated the Effective Date, signed by the President or Vice President of each of the Borrower's Subsidiaries party to any Credit Document, and attested to by the Secretary or any Assistant Secretary of such Subsidiary, in form and substance satisfactory to the Agent, certifying (A) the resolutions adopted by the Board of Directors of such Subsidiary approving and authorizing the Consent to Amendment and Restatement and the transactions contemplated thereby and by this Agreement and, with respect to any Guarantor Subsidiary that has not executed the Guaranty Subsidiary, the Guarantor Subsidiary Documents,
         (B) the signatures and incumbency of the officers of such Subsidiary executing the Credit Documents to which such Subsidiary is a party and the documents, instruments or other certificates to be delivered in connection with this Agreement and the other Credit Documents, and (C) the Articles or Certificate of Incorporation or other charter documents and By-Laws of such Subsidiary, together with copies of the Articles or Certificate of Incorporation or other charter documents and By-Laws of such Subsidiary and the resolutions of such Subsidiary referred to in such certificate. In lieu of delivering a copy of its Articles or Certificate of Incorporation or other charter documents or By-Laws to the Agent pursuant to the preceding sentence, any of the Borrower's Subsidiaries may certify in its certificate delivered pursuant to this clause (ii) that such Articles or Certificate of Incorporation, other charter documents or By-Laws, as the case may be, were delivered to the Agent pursuant to the Existing Credit Agreement and that there has been no change in such Articles or Certificate of Incorporation, other charter documents or By-Laws, as the case may be, since the date of such delivery.

                  (iii) On the Effective Date, the Agent shall have received copies of the Articles or Certificate of Incorporation or other charter documents of each of the Borrower and each of the Borrower's Subsidiaries party to any Credit Document, certified as of a recent date prior to delivery by the Secretary of State of its jurisdiction of incorporation, together with a good standing certificate from its jurisdiction of incorporation dated a recent date prior to delivery; provided, however, that the Articles or Certificate of Incorporation or other charter documents of a Subsidiary need not be delivered pursuant to this clause (iii) if such Subsidiary certifies pursuant to clause (ii) above that such Articles or Certificate of Incorporation or other charter documents were delivered to the Agent pursuant to the Existing Credit Agreement and that there has been no change in such Articles or Certificate of Incorporation or other charter documents since the date of such delivery.

                  (iv) All corporate, partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Lenders, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, that any Lender reasonably may have requested in connection therewith, such documents and papers as appropriate to be certified by proper corporate, partnership or governmental authorities.

                  (d) PERFECTION OF SECURITY INTERESTS. The Borrower and its Subsidiaries shall have taken or caused to be taken such actions in such a manner so that the Agent has or maintains a valid and perfected first priority security interest in all Collateral (subject to Liens consented to by the Required Lenders with respect to such Collateral and other Liens permitted by
Section 8.01) encumbered or to be encumbered under the Credit Documents. Such actions shall include, without limitation: (i) the delivery, to the extent not theretofore delivered, pursuant to the applicable Credit Documents by the Borrower and its Subsidiaries of such certificates (which certificates shall be registered in the name of the Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to the Agent) representing all of the capital stock required to be pledged pursuant to the Credit Documents; (ii) the delivery, to the extent not theretofore delivered, pursuant to the applicable Credit Documents by the Borrower and its Subsidiaries of such promissory notes (which promissory notes shall be endorsed to the order of the Agent, all in form and substance satisfactory to the Agent) representing all of the pledged debt required to be pledged pursuant to the Credit Documents; (iii) the delivery, to the extent not theretofore delivered, to the Agent of Uniform Commercial Code financing statements, or amendments thereto, executed by the Borrower and its Subsidiaries as to the Collateral granted by the Borrower and its Subsidiaries for all jurisdictions as may be necessary or desirable to perfect the Agent's security interest in such Collateral; and (iv) evidence reasonably satisfactory to the Agent that all other filings (including, without limitation, filings with the United States Patent and Trademark Office), recordings and other actions the Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens (subject to Liens permitted under this Agreement or consented to by the Required Lenders with respect to such Collateral) granted to the Agent in personal and mixed property and the Real Estate shall have been made.

                  (e) PAYMENT OF FEES. The Borrower shall have paid (i) the Fees required by Section 3.01 to be paid on or prior to the Effective Date, and (ii) to the Agent, Issuing Bank and the Lenders (as such terms are defined in the Existing Credit Agreement) all unpaid fees accrued under the Existing Credit Agreement prior to the Effective Date.

                  (f) CONVERSION OF EXISTING REVOLVING LOANS; PAYMENT OF INTEREST AND FEES. On or before the Effective Date, notwithstanding anything contained in the Existing Credit Agreement or Section 2.03 of this Agreement to the contrary, (i) the Borrower shall pay to Agent, for distribution (as appropriate) to Lenders, all accrued and unpaid interest with respect to all Existing Bank Loans outstanding on the Effective Date, other than interest accrued pursuant to Section 2.06(e) of the Existing Credit Agreement, and (ii) the Borrower shall pay to Agent, for distribution (as appropriate) to Lenders, all commitment fees and letter of credit fees which are accrued and unpaid as of the Effective Date under Sections 3.01(b) and 2.10(e) of the Existing Credit Agreement.

                  (g) FINANCIAL STATEMENTS. The Lenders shall have received final projected financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of the Borrower and its Subsidiaries for the three-year period after the Effective Date in form and substance satisfactory to the Lenders.

                  (h) EXISTING AND CONTINUING INDEBTEDNESS. The Existing Indebtedness that shall remain outstanding after the Effective Date shall be as set forth on SCHEDULE 8.04(ii) annexed hereto, and the Borrower shall have delivered to the Agent an Officers' Certificate to such effect.

                  (i) SATISFACTION OF CONDITIONS TO FUNDING. All conditions precedent to the making of Loans and the issuance of Letters of Credit described in Section 5.02 shall be satisfied on and as of the Effective Date with respect to the Loans and the Letters of Credit to be continued on such date.

                  (j) OPINIONS OF COUNSEL. On the Effective Date, the Agent shall have received from Harwell Howard Hyne Gabbert & Manner, P.C., counsel to the Borrower, an opinion substantially in the form annexed hereto as EXHIBIT G, addressed to each of the Lenders and dated the date of delivery, covering such matters incident to the transactions contemplated herein as the Agent may reasonably request.

                  (k) CERTAIN APPROVALS AND AGREEMENTS. Borrower and its Subsidiaries shall have obtained all third party consents, waivers, amendments, and approvals that may be necessary under Borrower's and its Subsidiaries' existing contracts and agreements in connection with the borrowings under this Agreement and all related transactions, and Borrower and its Subsidiaries shall otherwise be in material compliance with such agreements.

                  (l) COMPLIANCE CERTIFICATE. On the Effective Date, Borrower shall have received a Compliance Certificate in form and substance satisfactory to Lenders with respect to the period ending March 31, 2001.

                  (m) LENDER OBLIGATIONS. Each Lender, other than the Bank of Montreal, shall pay to the Issuing Bank an amount equal to 25% of its Pro Rata Share (as defined in the Existing Credit Agreement) of the outstanding Letters of Credit to be continued on the Effective Date in the manner provided in
Section 3.01(c). The Bank of Montreal and the Issuing Bank shall enter into a participation agreement in form and substance satisfactory to each pursuant to which Bank of Montreal shall exchange its existing interest in the Letters of Credit and purchase a participation interest in the Letters of Credit consistent with the provisions of Section 11.05(f).

                  All the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent for the account of each of the Lenders and, except for the Notes and the Warrant Certificates, in sufficient counterparts for each of the Lenders and shall be satisfactory in form and substance to the Lenders.

                  5.02 CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT. The obligations of the Lenders to make Loans on the Effective Date and the Issuing Bank to issue or renew Letters of Credit on each Funding Date are subject to the following further conditions precedent:

                  (a) The Issuing Bank shall have received, in accordance with the provisions of Section 2.07(b) before the Funding Date (other than with respect to any Letters of Credit issued on the Effective Date), an originally executed Notice of Issuance of Letter of Credit signed by the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Borrower or by any officer of the Borrower designated by the Board of Directors of the Borrower or any of the above-described officers on behalf of the Borrower in writing delivered to the Issuing Bank. The obligation of the Issuing Bank to issue or renew any Letter of Credit is subject to the further condition precedent that on or before the date of issuance or renewal of such Letter of Credit, the Issuing Bank shall have received, in accordance with the provisions of Section 2.07(b), all other information specified in Section 2.07(b) and such other documents as the Issuing Bank reasonably may require in connection with the issuance or renewal of such Letter of Credit.

                  (b) As of the Funding Date (or, with respect to the renewal of a Letter of Credit, the date of notice of renewal thereof):

                  (i) The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of that date to the same extent as though made on and as of that date taking into account any amendments to the Schedules or Exhibits hereto as a result of any disclosures made by the Borrower to the Agent and the Lenders after the Effective Date approved by the Agent and the Required Lenders in their reasonable discretion;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the making of the Loans on or the continuation of the Letters of Credit on the Effective Date or the issuance or renewal of any Letter of Credit thereafter that would constitute a Default or an Event of Default;

                  (iii) The Borrower shall have performed in all material respects all agreements and satisfied all conditions that this Agreement provides shall be performed by it on or before that date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans or the Issuing Bank from continuing, issuing or renewing the Letters of Credit; and

                  (v) The making of the Loans or the continuing, issuing or renewing of the Letters of Credit requested on such date shall not violate any law, including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to maintain and make the Loans and the Issuing Bank to continue, issue and renew the Letters of Credit, the Borrower makes the following representations, warranties and agreements, which shall survive the execution and delivery of this Agreement and the Notes, if any, the making of the Loans and the continuation, issuance or renewal of the Letters of Credit:

                  6.01 CORPORATE STATUS. Except as set forth on SCHEDULE 6.01 Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or association, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged, (iii) is duly qualified as a foreign corporation, partnership or association, as the case may be, and in good standing in each jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires such qualification, except if the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole and (iv) is in compliance with all requirements of law, including, but not limited to, all federal, state and local statutes, regulations and ordinances relating to the delivery of healthcare services of the type provided by the Borrower and its Subsidiaries and payment therefor, except to the extent that the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  6.02 CORPORATE POWER AND AUTHORITY. The Borrower and each of its Subsidiaries has the corporate, partnership or other power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate, partnership or other action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Borrower and each of its Subsidiaries has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against the Borrower or such Subsidiary, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                  6.03 NO VIOLATION. Neither the execution, delivery or performance by the Borrower or a Subsidiary of the Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions of any such Credit Documents, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under Section 8.01) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or other documents of formation and governance, as the case may be) of the Borrower or any of its Subsidiaries.

                  6.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Borrower or any of its Subsidiaries of any Credit Document to which the Borrower or any of such Subsidiaries is a party, or (ii) the legality, validity, binding effect or enforceability of any such Credit Document, except, in any case, filings, approvals and authorizations that could not reasonably be expected to have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  6.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; ETC.

                  (a) The financial statements delivered to the Lenders pursuant to Sections 7.01(a) and (b) of the Existing Credit Agreement and to the Lenders pursuant to Section 5.01(g) present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial condition of the Borrower and its Subsidiaries for each of the periods covered thereby, subject (in the case of any unaudited interim financial statements) to changes resulting from normal year-end adjustments. All such consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied.

                  (b) Except as fully reflected in the financial statements described in Section 6.05(a), and except for Interest Rate Agreements permitted hereunder, there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) that, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole. As of the Effective Date the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements described in Section 6.05(a) that, either individually or in the aggregate, would be material to the Borrower and its Subsidiaries taken as a whole.

                  6.06 LITIGATION. Except as set forth on SCHEDULE 6.06, there is no action, suit or arbitration or other proceeding pending or, to the best knowledge of the Borrower), threatened with respect to (i) any Credit Document,
(ii) any tax return, (iii) any Acquisition that has been consummated, if any, or
(iv) any other matter that, if adversely determined, is reasonably likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  6.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by the Borrower or on behalf of the Borrower with its knowledge in writing to any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not materially misleading at such time in light of the circumstances under which such information was provided.

                  6.08 USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds of the Loans and any Letters of Credit have been and will be used by the Borrower for the purposes set forth in Section 2.05; provided that no part of the proceeds of any Loan or any Letter of Credit was or will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan or the issuance or renewal of any Letter of Credit nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  6.09 TAX RETURNS AND PAYMENTS. Each of the Borrower and its Subsidiaries has filed all tax returns required to be filed by it and has paid all income taxes payable by it that have become due pursuant to such tax returns and all other taxes and assessments payable by it that have become due, other than those not yet delinquent, those being contested in good faith and those listed on SCHEDULE 6.06.

                  6.10 COMPLIANCE WITH ERISA. Each Plan is in substantial compliance with ERISA; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability, no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of Section 412 of the Code; neither the Borrower nor any Subsidiary of the Borrower nor ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Sections 502(c), (i) or (l), 515, 4062, 4063, 4064, 4071, 4201 or 4204 of ERISA or Chapter 43 of the Code or expects to incur any liability under any of the foregoing sections; no proceedings have been instituted to terminate any Plan; no condition exists that presents a material risk to the Borrower or any of its Subsidiaries of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries exists or is likely to arise on account of any Plan; the Borrower and its Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any material liability to any Person interested therein; and no Plan has received notice from the Internal Revenue Service of the failure of such Plan to qualify under Section 401(a) of the Code.

                  6.11 CAPITALIZATION. The authorized capital stock of the Borrower consists of 35,000,000 shares of Borrower Common Stock, of which 16,327,389 shares were issued and outstanding as of the date hereof and 5,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except as described on SCHEDULE 6.11 or as issued under any employee stock option plan of the Borrower and reported to the Agent each fiscal quarter.

                  6.12 SUBSIDIARIES. On the Effective Date, the corporations listed on SCHEDULE 6.12 and the associations or joint ventures listed on
SCHEDULE 6.21 are the only Subsidiaries of the Borrower. SCHEDULE 6.12 and
SCHEDULE 6.21 correctly set forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or partnership interests of each of its Subsidiaries and also identify the direct owner thereof.

                  6.13 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  6.14 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  6.15 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.16 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is
(i) no significant unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, (ii) no significant strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  6.17 PATENTS, LICENSES, FRANCHISES AND FORMULAS. Each of the Borrower and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business. No proceedings, claims, actions or oppositions have been instituted or are pending or, to the best of the Borrower's and its Subsidiaries' knowledge, after due inquiry, are threatened that challenge the validity of the Borrower's or its Subsidiaries' use of such patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, that would result in a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  6.18 NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has been no material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole other than change due to action expressly permitted by the terms of this Agreement.

                  6.19 FRAUD AND ABUSE. The Borrower and its Subsidiaries, and, to the knowledge of the Borrower and its Subsidiaries after reasonable inquiry, their respective officers and directors, and persons who provide professional services under agreements with the Borrower or any of its Subsidiaries have been and are in material compliance with federal Medicare and Medicaid statutes, 42 U.S.C. ss.ss. 1320a-7, 1320a-7(a), 1320a-7b and 1395nn, as amended, and the regulations promulgated thereunder or related state and local statutes and regulations and rules of professional conduct, and have not at anytime:

                  (i) knowingly and willfully made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment;

                  (ii) knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  (iii) presented or caused to be presented a claim for reimbursement for services under Medicare or Medicaid, or other state health care programs that is for an item or service that is known or should be known to be (a) not provided as claimed, or (b) false or fraudulent;

                  (iv) failed to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent fraudulently to secure such benefit or payment;

                  (v) knowingly and willfully illegally offered, paid, solicited or received any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or other state health care programs, or (b) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or other state health care programs;

                  (vi) knowingly made a payment, directly or indirectly, to a physician as an inducement to reduce or limit services to individuals who are under the direct care of the physician and who are entitled to benefits under Medicare or Medicaid, or other state health care programs;

                  (vii) provided to any person information that is known or should be known to be false or misleading that could reasonably be expected to influence the decision when to discharge a hospital in-patient from the hospital;

                  (viii) knowingly and willfully made or caused to be made or induced or sought to induce the making of any false statement or representation (or omitted to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (a) the conditions or operations of a facility in order that the facility may qualify for Medicare or Medicaid or other state health care program certification, or (b) information required to be provided under ss. 1124A of the Social Security Act (42 U.S.C. ss. 1320a-3);

                  (ix) knowingly and willfully (a) charged for any Medicaid service, money or other consideration at a rate in excess of the rates established by the state, or (b) for services covered (in whole or in part) by Medicaid, charged, solicited, accepted or received, in addition to amounts paid by Medicaid, any gift, money, donation or other consideration (other than a charitable, religious or philanthropic contribution from an organization or from a person unrelated to the patient) (y) as a precondition of treating the patient, or (z) as a requirement for the patient's continued treatment;

                  (x) completed Certificates of Medical Necessity on behalf of physicians in violation of the Health Care Financing Administration's carrier directives prohibiting home health care providers from so doing;

                  (xi) violated the federal Food, Drug and Cosmetic Act and the so-called "pharmacy exemption" contained therein and the FDA's Compliance Policy Guide Number 7132.16 entitled "Manufacture, Distribution, and Promotion of Adulterated, Misbranded, or Unapproved New Drugs for Human Use by State-Licensed Pharmacies;" or

                  (xii) violated the FDA's guidelines or OSHA regulations including those in connection with any oxygen filling stations maintained or operated by the Borrower or any of its Subsidiaries and 29 C.F.R. 1910, 1030 Occupational Exposure to Bloodborne Pathogens;

such that the actions or inactions in the foregoing clauses (i) through (xii), individually or in the aggregate, would have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole.

                  6.20 TITLE TO PROPERTIES; LIENS. The Borrower and its Subsidiaries have good, sufficient and legal title to all of their respective properties and assets reflected in the most recent financial statements delivered pursuant to Sections 7.01(a) and (b) of this Agreement (or, if no such financial statements have yet been delivered, the most recent financial statements delivered pursuant to Sections 7.01(a) and (b) of the Existing Credit Agreement), except for assets disposed of since the date of such financial statements in the Ordinary Course of Business or as otherwise permitted under
Section 8.02. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  6.21 JOINT VENTURES. The Borrower and its Subsidiaries are not party to any Joint Venture other than the Joint Ventures set forth on SCHEDULE 6.21.

                  6.22 ACCOUNTS RECEIVABLE COLLATERAL. The Accounts Receivable and any related reimbursement contracts with the payor of such Accounts Receivable have not been satisfied, subordinated or rescinded in any manner (other than settlements in the Ordinary Course of Business with payors of such Accounts Receivable reached to facilitate collection); such Accounts Receivable were created through the provision of services or merchandise supplied by either
(a) the Borrower and its Subsidiaries and the related charges were usual, customary and reasonable, or (b) a target of an Acquisition prior to such Acquisition and the Borrower believes, after due investigation, that the related charges were usual, customary and reasonable; such Accounts Receivable are owned by the Borrower and its Subsidiaries free and clear of any adverse claim and the Borrower and its Subsidiaries have the right to assign and transfer such Accounts Receivable except as such assignment or transfer would be prohibited by
Section 1815(c) of the Social Security Act, 42 U.S.C. ss. 1395g(c) and the regulations promulgated thereunder; and there are no procedures or investigations pending or threatened before any Governmental Authority seeking a determination or ruling that might affect the validity or enforceability of a material portion of such Accounts Receivable subject to the review or jurisdiction of such Governmental Authority. All Accounts Receivable have been appropriately adjusted to reflect changes in reimbursement policies of any Medicaid/Medicare Account Debtor or Nongovernmental Payor that are known by Borrower.

                  6.23 REIMBURSEMENT PROGRAMS. Borrower and its Subsidiaries are qualified to participate in Government Reimbursement Programs and are entitled to reimbursement thereunder for services rendered to qualified beneficiaries and have complied in all materials respects with the conditions of participation in all Governmental Reimbursement Programs and related contracts. Borrower and its Subsidiaries are in compliance in all material respects with contracts with Nongovernmental Payors. With respect to Government Reimbursement Programs and contracts with Nongovernmental Payors, (i) no notice of any offsets against future reimbursement has been received by Borrower or any of its Subsidiaries, nor to the knowledge of Borrower is there any reasonable basis therefor, except with respect to offsets in the Ordinary Course of Business that could not reasonably be expected to materially and adversely affect the business of the Borrower and its Subsidiaries, taken as a whole, (ii) there are no pending appeals,



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

adjustments, challenges, audits, litigation, notices of intent to open or reopen completed payments, except such adjustments made in the Ordinary Course of Business that could not, individually or in the aggregate, reasonably be expected to materially and adversely affect the business of the Borrower and its Subsidiaries, taken as a whole, and (iii) neither Borrower nor any of its Subsidiaries has received notice of pending threatened or possible suspension, exclusion, decertification or other loss of participation.

                  6.24 SURVIVAL OF RIGHTS CREATED UNDER EXISTING CREDIT AGREEMENT. Notwithstanding the modification effected by this Agreement of the representations, warranties and covenants of the Borrower contained in the Existing Credit Agreement, the Borrower hereby acknowledges and agrees that any choses in action or other rights created in favor of the Lenders and the Agent (as defined in the Existing Credit Agreement) and their respective successors and assigns, if any, arising out of the representations and warranties of the Borrower contained in or delivered (including representations and warranties delivered in connection with the making of any loans thereunder) in connection with the Existing Credit Agreement, including all amendments and waivers relating thereto, shall survive the execution and delivery of this Agreement.

                  SECTION 7. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that on and after the Effective Date and until the Loans and the Notes, if any, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full and all Letters of Credit are cancelled, expired or otherwise provided for to the satisfaction of the Issuing
Bank:

                  7.01 INFORMATION COVENANTS. The Borrower will furnish to each
Lender:

                  (a) QUARTERLY FINANCIAL STATEMENTS. Within 60 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each Fiscal Year, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations and statements of cash flows for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period and for such quarterly period and setting forth comparative figures for the related periods in the prior Fiscal Year for the statements of operations and cash flows, all of which shall be certified by the Chief Executive Officer or the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and, promptly, commencing with the quarter ended March 31, 2001, the financial review provided quarterly to the Board of Directors of the Borrower.

                  (b) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each Fiscal Year, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations and statements of cash flows for such Fiscal Year, in each case setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, without qualification by independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default related to accounting or financial reporting matters that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (c) MANAGEMENT LETTERS. Promptly after the Borrower's receipt thereof, a copy of any "management letter" received by the Borrower from its certified public accountants.

                  (d) PERFORMANCE PLAN. On or before February 15, 2002), a performance plan (a "PERFORMANCE PLAN") for such year, in a form no less detailed than the financial projections delivered to the Lenders prior to the Effective Date pursuant to the Existing Credit Agreement, for the Borrower and its Subsidiaries as a whole (in each case including forecast consolidated statements of operations and cash flow and balance sheets) and prepared by the Borrower for the quarter ending March 31, 2002 and for the elapsed portion of such Fiscal Year ended with the last day of such quarter accompanied by the statement of the Chief Executive Officer or the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, the Performance Plan is a reasonable estimate and forecast for the period covered thereby.

                  (e) PERFORMANCE REPORTS. Within 60 days after the end of each fiscal quarter (or 90 days after the end of the Fiscal Year), a performance report, in a form reasonably satisfactory to the Lenders, containing consolidated balance sheets for the Borrower and its Subsidiaries as a whole as at the end of that quarter and the related consolidated statements of operations and cash flows for the quarter and the elapsed portion of the Fiscal Year then ended, and comparing actual results of operations and financial position to that forecast in the Performance Plan for the quarter and for the elapsed portion of the Fiscal Year ended with the last day of that quarter, as the case may be, setting forth comparative figures for the related periods in the prior Fiscal Year and stating the reasons for any variance between the actual results of operations, financial position and cash flows and forecasted results of operations, financial position and cash flows and explanations of the variances that are adverse to the Borrower or any of its Subsidiaries. Such performance report shall also contain a statement of receivables (including an aging report) held by the Borrower and its Subsidiaries as a whole.

                  (f) COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b) and the quarterly performance reports provided for in Section 7.01(e), a Compliance Certificate of the Chief Executive Officer or the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which Compliance Certificate also shall set forth the calculations required to establish whether the Borrower was in compliance with those provisions of Section 8 identified on the Compliance Certificate at the end of such quarter, fiscal quarter or Fiscal Year, as the case may be.

                  (g) NOTICE OF DEFAULT, LITIGATION OR HEALTH CARE COMPLIANCE. Promptly, and in any event within three Business Days after any of the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or an Event of Default, (ii) any litigation or governmental or arbitration proceeding pending (x) against the Borrower or any of its Subsidiaries that could reasonably be expected to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or (y) with respect to any Credit Document, (iii) any material adverse changes in the status of any litigation or other proceeding reported by the Borrower pursuant to Section 6.06 or this Section 7.01(g), (iv) any material claim, complaint, notice or request for information received by the Borrower or any of its Subsidiaries with respect to compliance with health care regulatory requirements relating to the delivery of health care services of the type provided by the Borrower and payment therefor (excluding malpractice claims), including, but not limited to, any violation or alleged violation of any federal, state or local statute, regulation, or ordinance relating to the delivery of medical services and payment therefor, including, but not limited to, the requirements set forth under federal Medicare and Medicaid statutes, 42 U.S.C. ss.ss. 1320a-7, 1320a-7a, 1320a-7b and 1395nn, and the regulations promulgated thereunder and related state or local statutes or regulations, (v) any material development in any proceeding with respect to the Borrower's or any of its Subsidiaries' qualification or right to participate in any Governmental Reimbursement Program or the right to receive or retain amounts received or due or to become due from any Government Reimbursement Programs or any Nongovernmental Payor that could have or could reasonably be expected to have a material adverse affect on the business, operations, property assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, and (vi) any other event that could reasonably be expected to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole. Borrower shall furnish the Agent (with sufficient copies for each Lender) no later than five days after the end of each month until completion of the Settlement, a narrative report summarizing the status of the Settlement. Additionally, Borrower shall furnish Agent (with sufficient copies for each Lender) no later than five days after the end of any month in which any material claim, complaint, notice or request for information has been received by the Borrower or any of its Subsidiaries from any Governmental Authority and each month thereafter until such claim, complaint, notice or request is resolved, a narrative report summarizing the status of such claim, complaint, notice or request for information.

                  (h) OTHER REPORTS AND FILINGS. Promptly, copies of all financial information, proxy materials and other information and reports, if any, that the Borrower or any of its Subsidiaries shall file with the SEC.

                  (i) REPORTS OF ASSET TRANSFERS TO SUBSIDIARIES OR JOINT VENTURES. No later than 10 Business Days after any transfer to any Joint Venture that is not a Guarantor Subsidiary of (i) any assets of the Borrower or any of its Subsidiaries having a fair market value exceeding $1,000,000 in the aggregate or (ii) any intangible assets material to the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, the Borrower shall notify the Agent of the nature of such transaction and the business purpose therefor.

                  (j) MONTHLY FINANCIAL STATEMENTS. Within 30 days after the end of each calendar month, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of operations and statements of cash flows for such month and for the elapsed portion of the Fiscal Year ended with the last day of such month, all of which shall be certified by the Chief Executive Officer or the Chief Financial

Officer of the Borrower, subject to normal year-end audit adjustments, (ii) a performance report, in a form reasonably satisfactory to the Lenders, comparing the actual results of operations, financial position and cash flows for such month and for the elapsed portion of the Fiscal Year ended with the last day of such month to those forecasted in the Performance Plan and stating the reasons for any variance between such actual and forecasted results of operations, financial position and cash flows and explanations for any such variances that are adverse to the Borrower or any of its Subsidiaries, (iii) a narrative report, in the form prepared for presentation to senior management, describing the operations of the Borrower and its Subsidiaries (including placements of oxygen concentrators) for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, (iv) an Accounts Receivable report for such month, in form and substance satisfactory to the Lenders, consisting of (a) detailed Accounts Receivable agings (including both billed and unbilled Accounts Receivable, on both a current and an over-90-days-old basis), (b) an analysis of trends of held revenue, and (c) an analysis of collections of Accounts Receivable, (v) a Joint Venture report, in form and substance satisfactory to the Lenders, including details with respect to investments by the Borrower and its Subsidiaries in Joint Ventures, advances by the Borrower and its Subsidiaries to Joint Ventures and the amount of restricted cash held for Joint Ventures, for such month and the year-to-date, and (vi) a breakdown of revenues of the Borrower and its Subsidiaries for such month by individual product line, all of which shall be certified by the Chief Executive Officer or the Chief Financial Officer of the Borrower.

                  (k) OTHER MONTHLY REPORTS. Within ten working days after the end of each calendar month, (i) a "flash" report, in form and substance satisfactory to the Lenders, setting forth the net revenues and Consolidated EBITDA of the Borrower and its Subsidiaries for such month, (ii) a report, in form and substance satisfactory to the Lenders, setting forth a breakdown of Accounts Receivable by billing center for such month, with a comparison of operating data (i.e., reject rates, etc.) to the Borrower's established targets/goals and a revised time frame, if appropriate, for meeting such targets/goals, (iii) a report, in form and substance satisfactory to the Lenders, setting forth the location and account number of each bank account of Borrower and each of its Subsidiaries and the closing balance thereof at the end of the preceding month, and (iv) a report, in form and substance satisfactory to the Lenders, on the status of the consolidation of the billing centers in accordance with the plan provided by Borrower to Lenders, Agent and the Lender Financial Advisor. Within ten (10) working days after the delivery of such reports, Borrower shall schedule a conference call with each of the Lenders to discuss such reports and any material developments during the prior month, including, without limitation, any material deviations from the Performance Plan for such month.

                  (l) WEEKLY AND BI-WEEKLY FORECASTS AND CENSUS INFORMATION. (i) Within two working days after the beginning of each week, a weekly cash disbursement forecast for such week and for each of the following 11 weeks, in form and substance satisfactory to the Lenders, which forecasts shall include details on receipts and disbursements for the Borrower and its Subsidiaries for each week of the applicable 12-week period and shall include cumulative year-to-date totals and prior week variances, and (ii) within seven working days after the end of every second week, census information for the two-week period then ended, all of which shall be certified by the Chief Executive Officer or the Chief Financial Officer of the Borrower.

                   (m) COLLATERAL QUESTIONNAIRE. The Borrower shall complete and deliver to Agent an updated collateral questionnaire, substantially in the form of the collateral questionnaire dated April 2000 and in any case in form and substance satisfactory to the Agent on or prior to July 1, 2001.

                  (n) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as any Lender reasonably may request.

                  7.02 BOOKS, RECORDS AND INSPECTIONS.

                  (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles consistently applied and all requirements of law (including, without limitation, Section 13(b)(2) of the Securities Exchange Act of 1934, as amended) shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit the officers and designated representatives of the Agent or any Lender to visit and inspect any of the properties of the Borrower or such Subsidiary, and to examine the books of record and account of the Borrower or such Subsidiary (including, without limitation, any cost or other reimbursement reports submitted to a Governmental Authority in contemplation of any receivable, any responses, statements or reports relating thereto prepared by any Person and any medical record audits) and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their management, officers and independent accountants, all at reasonable times and upon reasonable notice, as the Agent or such Lender or any of their officers or designated representatives may request.

                  (b) Without limiting the generality of clause (a) of this
Section 7.02, the Borrower will, and will cause each of its Subsidiaries to, permit the Lender Financial Advisor to visit and inspect, on a daily basis, any of the properties of the Borrower or such Subsidiary, and to examine the books of record and account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and to be advised as to the same by, its and their management, officers and independent accountants in order to, among other things (w) render accounting and reporting assistance to the Agent and the Lenders in connection with the Borrower's compliance or noncompliance with the covenants set forth in this Agreement, (x) review monthly, quarterly, annual and any other financial information delivered to the Agent and the Lenders or included in reports to be filed with the SEC,
(y) review, evaluate and provide the Agent and the Lenders recommendations regarding the Borrower's and its Subsidiaries' short and long term financial projections and (z) develop for the Agent and the Lenders strategies and initiatives and perform such other duties as the Agent or the Lenders may request from time to time.

                  7.03 MAINTENANCE OF PROPERTY, INSURANCE. SCHEDULE 7.03 sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Effective Date and the amounts of such insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all its property and its directors and officers in at least such amounts and against at least such risks as are described in SCHEDULE 7.03; provided that the Borrower and its Subsidiaries may self-insure against risks consistent with standard industry practices for companies in the same or similar businesses, and (iii) furnish to each Lender, within 45 days after the end of each Fiscal Year and otherwise, upon written request, full information as to the insurance carried.

                  7.04 CORPORATE FRANCHISES. Except as permitted by Section 8.02, the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.04 shall prevent (a) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation, association or joint venture in any jurisdiction where such withdrawal would not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the merger of AHPT, with and into the Borrower under Section 8.02(vii), or (c) the discontinuance of any Subsidiary of the Borrower if such discontinuance would not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  7.05 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, including, without limitation, the laws and regulations referred to in
Section 6.19, and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  7.06 ERISA. (a) As soon as possible and, in any event, within ten days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know any of the following, the Borrower will deliver to each of the Lenders a certificate of the Chief Executive Officer or the Chief Financial Officer of the Borrower setting forth details as to such occurrence and such action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA or the Code; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any of its Subsidiaries or ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; that the Borrower, any of its Subsidiaries or ERISA Affiliates will or may incur any liability under Chapter 43 of the Code or under Sections 502(c), (i) or (1) or 4071 of ERISA; that there exists a condition that presents a material risk to the Borrower, any of its Subsidiaries or ERISA Affiliates of incurring a liability to or on account of a Plan pursuant to the assertion of a material claim (other than a routine claim for benefits) against any such Plan; or that any Plan has been determined by the Internal Revenue Service to fail to qualify under Section 401(a) of the Code.

                  (b) The Borrower will deliver to each of the Lenders a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service.

                  (c) In addition to any certificates or notices delivered to the Lenders pursuant to clause (a) of this Section 7.06, copies of annual reports and any other notices received by the Borrower or any of its Subsidiaries required to be delivered to the Lenders hereunder shall be delivered to the Lenders no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Borrower or such Subsidiary.

                  7.07 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower shall cause (i) each of its fiscal years, and the fiscal years of each of its Subsidiaries other than Joint Ventures, to end on December 31 and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31; provided that any Subsidiary acquired subsequent to the Effective Date that has different fiscal year ends, fiscal quarter ends or both than those set forth in this Section 7.07 shall conform such periods to those set forth herein in the ordinary course consistent with past practice.

                  7.08 PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  7.09 PAYMENT OF TAXES AND CLAIMS. The Borrower will, and will cause each of its Subsidiaries to, pay or cause to be paid all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that so long as no property or assets (other than money for such charge or claim and the interest or penalty accruing thereof) of the Borrower or any of its Subsidiaries is in danger of being lost or forfeited as a result thereof, no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles consistently applied shall have been made therefor.

                  7.10 LICENSING. The Borrower will and will cause each of its Subsidiaries to be operated at all times in compliance in all material respects with all federal, state and local statutes, regulations and ordinances relating to the licensing of health care services of the type provided by the Borrower and to maintain, at all times, accreditation for no less than 90% of the branches owned by the Borrower and its Subsidiaries longer than one year with the Joint Commission on Accreditation of Healthcare Organizations.

                  7.11 FURTHER ASSURANCES; NEW SUBSIDIARIES.

                  (a) At any time and from time to time upon the request of the Agent, the Borrower shall and shall cause each of its Wholly-Owned Subsidiaries to execute and deliver such further documents and do such other acts and things as the Agent reasonably may request in order to effect fully the purposes of this Agreement and the other Credit Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Credit Documents. Without limiting the generality of the foregoing, the Borrower shall promptly take all such actions, and shall promptly provide the Agent with all such information, as the Agent may reasonably request in order to (i) enable the Agent to perform an audit of the Collateral for the purpose of confirming that the Agent has a valid and perfected security interest in all personal and mixed property and Real Estate of the Borrower and its Subsidiaries and (ii) create, perfect and/or continue the Agent's security interest in any such property to the extent necessary to effect fully the purposes of this Agreement and the other Credit Documents.

                  (b) In the event a Person becomes a Subsidiary of the Borrower after the Effective Date, the Borrower shall, within 10 Business Days of such event, cause such Subsidiary to execute and deliver the Subsidiary Guaranty, the Subsidiary Pledge Agreement, a Subsidiary Partnership Security Agreement, the Subsidiary Security Agreement, Collection Bank Agreements, the Subsidiary Trademark Security Agreement and, if applicable, Mortgages, in each case together with such other agreements, pledges, assignments, documents and certificates (including, without limitation, any amendments to the Credit Documents) as may be necessary or desirable or as the Agent may request and do such other acts and things as the Agent reasonably may request in order to have such domestic Subsidiary guaranty and/or secure the Obligations and effect fully the purposes of this Agreement and the other Credit Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Credit Documents.

                  (c) Notwithstanding any provision contained herein or in any of the Credit Documents, none of the Borrower nor any of its Guarantor Subsidiaries shall be deemed to be in default under (or to have breached any provision of) this Agreement or any Credit Document solely by virtue of permitting to exist any Lien described in Section 8.01(xv) until such time as such Lien is required to be terminated under such Section.

                  7.12 ACCOUNTS RECEIVABLE. The Borrower and its Subsidiaries will submit all necessary documentation and supply all necessary information for payment of all Accounts Receivable (other than settlements in the Ordinary Course of Business with payors of such Accounts Receivable reached to facilitate collection to the payor for each of such Accounts Receivable); will not subordinate or rescind any of the Accounts Receivable; and will notify Agent promptly if any procedures or investigations are pending or threatened before any

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Governmental Authority seeking a determination or ruling that might materially and adversely affect the validity or enforceability of a material portion of such Accounts Receivable subject to the review or jurisdiction of such Governmental Authority.

                  7.13 RETENTION OF CONSULTANT. On or prior to December 31, 2001, the Borrower shall retain the Consultant to analyze and evaluate the existing operations of Borrower and its Subsidiaries and recommend procedures to improve cash collections, reduce operating costs and other procedures to improve the overall performance of Borrower and its Subsidiaries.

                  7.14 REFINANCING. The Borrower will:

                  (a) RETENTION OF INVESTMENT BANKER. On or prior to the Engagement Date, retain the Investment Banker to consider all options available to the Borrower to refinance or otherwise address the outstanding Obligations to the Lenders, including, without limitation, refinancing the Obligations, Asset Sales, sales of equity interests in the Borrower and other reasonably possible means of addressing the Obligations to the satisfaction of the Lenders. The terms of the engagement of the Investment Banker shall be reasonably acceptable to Agent.

                  (b) INFORMATION. Cause the Investment Banker to provide Agent with all information and proposals suggested by the Investment Banker to Borrower with respect to refinancing or otherwise addressing the Obligations as Agent may reasonably request.

                  (c) REFINANCING PROPOSAL. On or prior to the Proposal Date, provide the Refinancing Proposal to the Lenders.

                  7.15. REAL ESTATE. On or prior to December 31, 2001, Borrower shall either (i) sell each Real Estate property and apply the net proceeds thereof as provided in Sections 2.07(d) and 4.02(b)(ii), or (ii) execute and deliver a Mortgage with respect to each Real Property in recordable form and otherwise in form and substance satisfactory to Agent, or (iii) any combination of (i) and (ii).

                  7.16. DEPOSIT ACCOUNT AGREEMENTS. On or prior to August 1, 2001, Borrower shall, and shall cause its Subsidiaries to, deliver to Agent Collection Bank Agreements duly executed by the Concentration Bank and each Lender into which proceeds of Accounts Receivable of each of Borrower or its Subsidiaries are deposited.

                  7.17 SECURITY AGREEMENTS. On or prior to July 31, 2001,

                  (i) Borrower shall execute and deliver to Agent a Borrower Security Agreement in substantially the form set forth in EXHIBIT J,

                  (ii) Borrower shall cause each of its Guarantor Subsidiaries to execute and deliver to Agent a Subsidiary Security Agreement in substantially the form of EXHIBIT K,

                  (iii) the Agent shall have received from Harwell Howard Hyne Gabbert & Manner, P.C., counsel to Borrower, an opinion in form and substance satisfactory to Agent, addressed to each of the Lenders and dated the date of delivery of the Borrower Security Agreement and the Subsidiary Security Agreement, covering such matters incident to the execution and delivery of such Borrower Security Agreement and the Subsidiary Security Agreement and the perfection of the security interests created thereunder, under the Borrower Security Agreement or the Subsidiary Security Agreement executed pursuant to the Original Credit Agreement, the Concentration Bank Agreement executed by PNC Bank, National Association and the Blocked Account Agreement as the Agent may reasonably request,

                  (iv) the Agent shall have received a certificate, dated the date of delivery of the Borrower Security Agreement, signed by the President or Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in form and substance satisfactory to the Agent, certifying (A) resolutions of the Board of Directors of the Borrower authorizing and approving the Borrower Security Agreement, (B) the signatures and incumbency of the Borrower's officers executing the Borrower Security Agreement and the documents, instruments or other certificates to be delivered in connection with the execution and delivery thereof, and (C) the Certificate of Incorporation and By-Laws of the Borrower together with copies of the Certificate of Incorporation and By-Laws of the Borrower and the resolutions of the Borrower referred to in such certificate. In lieu of delivering a copy of its Certificate of Incorporation or By-Laws to the Agent pursuant to the preceding sentence, the Borrower may certify in its certificate delivered pursuant to this clause (iv) that such Certificate of Incorporation or By-Laws, as the case may be, were previously delivered to the Agent and that there has been no change in such Certificate of Incorporation or By-Laws, as the case may be, since the date of such delivery,

                  (v) the Agent shall have received a certificate, dated the date of delivery of the Subsidiary Security Agreement, signed by the President or Vice President of each of the Borrower's Subsidiaries party to the Subsidiary Security Agreement, and attested to by the Secretary or any Assistant Secretary of such Subsidiary, in form and substance satisfactory to the Agent, certifying (A) the resolutions adopted by the Board of Directors of such Subsidiary approving and authorizing the Subsidiary Security Agreement, (B) the signatures and incumbency of the officers of such Subsidiary executing the Subsidiary Security Agreement and the documents, instruments or other certificates to be delivered in connection with the execution and delivery of the Subsidiary Security Agreement, and (C) the Articles or Certificate of Incorporation or other charter documents and By-Laws of such Subsidiary, together with copies of the Articles or Certificate of Incorporation or other charter documents and By-Laws of such Subsidiary and the resolutions of such Subsidiary referred to in such certificate. In lieu of delivering a copy of its Articles or Certificate of Incorporation or other charter documents or By-Laws to the Agent pursuant to the preceding sentence, any of the Borrower's Subsidiaries may certify in its certificate delivered pursuant to this clause (v) that such Articles or Certificate of Incorporation, other charter documents or By-Laws, as the case may be, were previously delivered to the Agent and that there has been no change in such Articles or Certificate of Incorporation, other charter documents or By-Laws, as the case may be, since the date of such delivery.

                  (vi) the Agent shall have received copies of the Articles or Certificate of Incorporation or other charter documents of each of the Borrower and each of the Borrower's Subsidiaries party to the Subsidiary Security Agreement, certified as of a recent date prior to delivery by the Secretary of State of its jurisdiction of incorporation, together with a good standing certificate from its jurisdiction of incorporation dated a recent date prior to delivery; provided, however, that the Articles or Certificate of Incorporation or other charter documents of a Subsidiary need not be delivered pursuant to this clause (vi) if such Subsidiary certifies pursuant to clause (v) above that such Articles or Certificate of Incorporation or other charter documents were previously delivered to the Agent and that there has been no change in such Articles or Certificate of Incorporation or other charter documents since the date of such delivery.

                  (vii) all corporate, partnership and legal proceedings and all instruments and agreements in connection with the Borrower Security Agreement and the Subsidiary Security Agreement shall be satisfactory in form and substance to the Lenders, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, that any Lender reasonably may have requested in connection therewith, such documents and papers as appropriate to be certified by proper corporate, partnership or governmental authorities.

                  (viii) the Borrower and its Subsidiaries shall have taken or caused to be taken such actions in such a manner so that the Agent has or maintains a valid and perfected first priority security interest in all Collateral (subject to Liens consented to by the Required Lenders with respect to such Collateral and other Liens permitted by Section 8.01) encumbered or to be encumbered under the Credit Documents. Such actions shall include, without limitation, the delivery, to the extent not theretofore delivered, to the Agent of Uniform Commercial Code financing statements, or amendments thereto, executed by the Borrower and its Subsidiaries as to the Collateral granted by the Borrower and its Subsidiaries for all jurisdictions as may be necessary or desirable to perfect the Agent's security interest in such Collateral.

                  (ix) the Borrower shall cause each of it Guarantor Subsidiaries to be in good standing under the laws of its jurisdiction of organization and to be duly qualified as a foreign corporation in each jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires qualification, to the extent provided in Section 6.01.

                  (x) Agent shall terminate on behalf of Lenders all obligations of Neogenesis, Inc. under the Credit Documents to which it is a party and shall file such termination statements under the Uniform Commercial Code with respect to security interests of Agent in property of Neogenesis as may be reasonably necessary to terminate Agent's security interest therein.

                  SECTION 8. NEGATIVE COVENANTS. The Borrower covenants and agrees that on and after the Effective Date and until the Loans and the Notes, if any, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full and all Letters of Credit are cancelled, expired or otherwise provided for to the satisfaction of the Issuing
Bank:

                  8.01 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of:

                  (i) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established the failure to pay which would not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;

                  (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, that were incurred in the Ordinary Course of Business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the Ordinary Course of Business and (x) that do not in the aggregate materially detract from the value of property or assets having a value individually or in the aggregate in excess of $50,000, or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) that are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Effective Date that are listed, and the property subject thereto described, in SCHEDULE 8.01 (Liens described in this clause (iii), "PERMITTED LIENS");

                  (iv) Liens in favor of the Agent;

                  (v) Liens relating to leases and subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                  (vi) Easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar charges or encumbrances not interfering in any material respect with the Ordinary Course of Business of the Borrower or any of its Subsidiaries;

                  (vii) Liens relating to any interest or title of a lessor under any lease;

                  (viii) Liens relating to Interest Rate Agreements permitted under Section 8.04(xi);

                  (ix) Liens relating to bankers' liens and other rights of setoff;

                  (x) Pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

                  (xi) Liens on assets purchased using the proceeds of non-recourse purchase money Indebtedness permitted by Section 8.04(ix);

                  (xii) Any attachment or judgment Lien not constituting an Event of Default under Section 9.09;

                  (xiii) Any deposit arrangement, made in connection with a transaction to secure performance of obligations in connection with such transaction, not in excess (either individually or in the aggregate) of $5,000,000; provided that such deposit arrangement is terminated on the date upon which such performance obligations are required to be discharged under the terms of the document creating such deposit arrangement;

                  (xiv) Liens created to secure Indebtedness of the Borrower and its Subsidiaries incurred after the Effective Date as permitted in 8.04(xiii);

                  (xv) Liens consisting of Uniform Commercial Code financing statements relating to property or assets acquired (whether in Acquisitions or otherwise) after the Effective Date, so long as (A) none of such financing statements shall secure any outstanding Indebtedness and (B) as soon as practicable but in any event within 45 days of the date of any such acquisition, the Borrower shall take all action (including without limitation the filing of termination statements with the appropriate filing offices) necessary to terminate all such financing statements relating to property or assets acquired in such acquisition; and

                  (xvi) Liens in favor of AHPF created pursuant to one or more Intercompany Acquisition Guaranty/Security Agreements.

                  8.02 CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the Ordinary Course of Business) of any Person, or permit any of its Subsidiaries to do any of the foregoing, except that:

                  (i) the Borrower and its Subsidiaries may make sales of inventory in the Ordinary Course of Business;

                  (ii) the Borrower and its Subsidiaries may dispose of equipment and capital assets (x) that are obsolete or in need of replacement in the Ordinary Course of Business, or (y) with a Book Value of $50,000 in the aggregate, other than in the Ordinary Course of Business, in any 12 month period;

                  (iii) the Borrower and its Subsidiaries may, in addition to any sales permitted in clauses (i) and (ii) above, sell (by way of merger or otherwise) for cash and/or promissory notes permitted under
         Section 8.05(viii), stock, property or assets of the Borrower or any of its Subsidiaries if the Book Value of all such stock, property and assets sold by Borrower and its Subsidiaries during any 12 month period pursuant to this clause (iii) does not exceed $1,000,000 in the aggregate (excluding for this purpose the Book Value of the property and assets in St. Louis, Missouri sold to Option Care

         Enterprises, Inc. prior to the Effective Date and the Book Value of the property and assets to be sold to SBH Medical, Ltd., an Ohio limited liability company, with respect to its infusion pharmacy business located at 655 Dearborn Park Lane, Worthington, Ohio);

                  (iv) any Subsidiary of the Borrower may merge or consolidate
         (a) into the Borrower or (b) with any other domestic Wholly-Owned Subsidiary of the Borrower, so long as such Wholly-Owed Subsidiary is the surviving corporation, association or joint venture, and in the case of any merger or consolidation involving a Guarantor Subsidiary, the Guarantor Subsidiary (or a Subsidiary of the Borrower that will become a Guarantor Subsidiary on or before consummation of such merger) is the surviving corporation;

                  (v) the Borrower and its Wholly-Owned Subsidiaries may (without regard to the limitations set forth in Section 8.07) acquire property and assets of other Persons (including any assets or property acquired in any Acquisition) with the prior written consent of the Required Lenders;

                  (vi) the Borrower and its Subsidiaries may make capital expenditures to the extent not in violation of Section 8.07;

                  (vii) notwithstanding the provisions of clauses (i) through
         (vi) of this Section 8.02, AHPT, may merge with and into the Borrower, provided that the Borrower shall acquire any and all assets of such entity, and provided such merger will not have a material adverse effect on (A) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (B) the value of the Collateral, or (C) the ability of the Borrower to pay or the Lenders to collect the Obligations;

                  (viii) any Subsidiary of the Borrower may be dissolved if such dissolution will not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; and

                  (ix) (a) the Borrower may convey, sell or otherwise transfer any assets of the Borrower to any domestic Wholly-Owned Subsidiary and
         (b) any Subsidiary of the Borrower may convey, sell or otherwise transfer any assets of such Subsidiary to the Borrower or to any domestic Wholly-Owned Subsidiary; provided that, in each case, such sale, conveyance or transfer will not have a material adverse effect on
         (A) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (B) the value of the Collateral, or (C) the ability of the Borrower to pay or the Lenders to collect the Obligations.

                  8.03  DIVIDENDS.

                  (a) The Borrower will not declare or pay any dividends (other than dividends that are payable solely to the holders of any class of stock of the Borrower in shares of that class of stock), or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the Borrower now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), except that the Borrower may acquire stock options or restricted stock from its employees or former employees in an aggregate amount not to exceed $250,000 in any calendar year.

                  (b) The Borrower will not permit any of its Subsidiaries to declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Subsidiary now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock) (each of the foregoing being a "RESTRICTED SUBSIDIARY PAYMENT"), except that any Subsidiary of the Borrower may make Restricted Subsidiary Payments to the Borrower or any Wholly-Owned Subsidiary of the Borrower and any Joint Venture that is a Subsidiary of the Borrower may make Restricted Subsidiary Payments in proportion to the ownership interests therein.

                  8.04 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness of the Borrower and its Subsidiaries incurred under the Credit Documents;

                  (ii) Indebtedness listed on SCHEDULE 8.04(II) ("EXISTING INDEBTEDNESS") and Indebtedness incurred by the Borrower or any of its Subsidiaries to renew or refinance the Existing Indebtedness of the Borrower or such Subsidiary; provided that the new Indebtedness shall not exceed the principal amount of the Existing Indebtedness so renewed or refinanced and shall not contain any terms or conditions, taken as a whole, less favorable to the Borrower and the Lenders than the Existing Indebtedness being renewed or refinanced;

                  (iii) accrued expenses and current trade accounts payable incurred in the Ordinary Course of Business and obligations under trade letters of credit incurred by the Borrower or any of its Subsidiaries in the Ordinary Course of Business, that are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Borrower or such Subsidiary;

                  (iv) obligations under letters of credit incurred by the Borrower or any of its Subsidiaries in the Ordinary Course of Business in support of obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation, or as a result of participation by the Borrower and its Subsidiaries in Medicare or Medicaid programs;

                  (v) Indebtedness incurred as a result of loans and advances permitted under Section 8.05(ii)-(iv);

                  (vi) obligations under letters of credit incurred by the Borrower or any of its Subsidiaries in the Ordinary Course of Business and to the extent consistent with past practice in support of obligations under leases, bonds posted for judgments being appealed or as a condition to bringing any action, suit or other proceeding not to exceed $500,000 other than letters of credit listed on SCHEDULE 8.04(II);

                  (vii) non-recourse Indebtedness payable solely from and secured solely by life insurance policies and annuities (and any related trusts or escrows) maintained by the Borrower and its Subsidiaries for their respective officers, employees and directors;

                  (viii) surety bonds, performance bonds and other completion bonds in the Ordinary Course of Business and consistent with past practice or as required by law;

                  (ix) non-recourse purchase money Indebtedness not exceeding the purchase price of the asset so purchased and secured solely by such asset;

                  (x) capitalized leases;

                  (xi) Interest Rate Agreements (and guaranties thereof) entered into by the Borrower and its Subsidiaries with respect to Indebtedness in an aggregate notional principal amount not to exceed $150,000,000;

                  (xii) Contingent Obligations in respect of any guaranty by the Borrower or a Subsidiary of any obligations of any of their respective Subsidiaries permitted under this Agreement;

                  (xiii) Indebtedness incurred as a result of loans permitted under Section 8.05(vii);

                  (xiv) Contingent Obligations created pursuant to any Intercompany Acquisition Guaranty/Security Agreements; and

                  (xv) Indebtedness of Borrower and its Subsidiaries incurred after the Effective Date in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

                  8.05 ADVANCES, INVESTMENTS AND LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock or other ownership interest (other than stock or ownership interests issued as part of the formation of a Subsidiary of the Borrower for consideration not to exceed $150,000 in the aggregate with respect to all such Subsidiaries), obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted:

                  (i) the Borrower and its Subsidiaries may each acquire and hold receivables owing to it, if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms to the extent consistent with past practice;

                  (ii) loans and advances by any Subsidiary of the Borrower to the Borrower; provided such loans or advances are at all times subordinated to the Obligations of the Borrower on terms satisfactory to the Required Lenders;

                  (iii) loans and advances by the Borrower to any Guarantor Subsidiary in the Ordinary Course of Business so long as after giving effect to such loan or advance there shall not have occurred a Default or an Event of Default;

                  (iv) loans and advances by any Guarantor Subsidiary to any other Guarantor Subsidiary in the Ordinary Course of Business so long as after giving effect to such loan or advance there shall not have occurred a Default or Event of Default;

                  (v) the Borrower and its Subsidiaries (a) may make new loans and advances to officers, employees and agents in the Ordinary Course of Business (for purposes other than purchasing stock or stock options or exercising stock options) equal, in the aggregate for the Borrower and its Subsidiaries, to no more than $100,000 at any one time outstanding and may make loans to officers, directors and employees in connection with the purchase or exercise of options for the Borrower Common Stock, provided that no cash is advanced and (b) may make interest-free loans or advances to officers and employees of the Borrower and its Subsidiaries in the form of payment by the Borrower of premiums in respect of so-called "split-dollar" life insurance policies in an amount which shall not in the aggregate exceed $1,000,000 per annum;

                  (vi) the Borrower and its Subsidiaries may make and own investments in Cash Equivalents; provided that such Cash Equivalents are not subject to setoff rights in favor of the financial institution (other than a Lender or the Concentration Bank to the extent provided in the Concentration Bank Agreement) issuing or selling any such Cash Equivalents arising from any banking relationship of the Borrower and its Subsidiaries;

                  (vii) loans made by AHPF to AHPT and evidenced by one or more Intercompany Acquisition Notes;

                  (viii) investments consisting of promissory notes, in an aggregate principal amount not to exceed $1,000,000 at any time outstanding, received as part of the consideration in connection with sales of stock, property or assets of any of its Subsidiaries permitted under Section 8.02(iii); and

                  (ix) loans and advances to Joint Ventures set forth on
         SCHEDULE 6.21 in an aggregate amount not to exceed $5,000,000 at any time outstanding, but only to the extent required to be advanced under the terms of Joint Venture agreements as in effect on the date hereof.

                  8.06 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the Ordinary Course of Business, with any Affiliate of the Borrower, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  8.07 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any of its Subsidiaries to, make Consolidated Capital Expenditures during any Fiscal Year set forth below in an aggregate amount in excess of the correlative amount set forth below opposite such Fiscal Year:

               =============================================
                    FISCAL YEAR                     AMOUNT
               ---------------------------------------------
                       2001                     $20,000,000
               ---------------------------------------------
                       2002                     $22,000,000

                  8.08 LEVERAGE RATIO. The Borrower shall not permit the ratio of (i) Total Debt to (ii) Adjusted Consolidated EBITDA for any consecutive four-fiscal quarter period ending as of the last day of any fiscal quarter of the Borrower set forth below to be more than the correlative amount set forth below:

         ==========================================================
          FISCAL QUARTER                          LEVERAGE RATIO
         ----------------------------------------------------------
         2001 FQ2                                   5.901:1.00
         ----------------------------------------------------------
         2001 FQ3                                   5.993:1.00
         ----------------------------------------------------------
         2001 FQ4                                   6.204:1.00
         ----------------------------------------------------------
         2002 FQ1                                   5.919:1.00
         ----------------------------------------------------------
         2002 FQ2                                   5.982:1.00
         ----------------------------------------------------------
         2002 FQ3                                   6.134:1.00
         ----------------------------------------------------------
         2002 FQ4                                   6.306:1.00

                  8.09 MINIMUM INTEREST COVERAGE RATIO. The Borrower shall not permit the ratio of (i) Adjusted Consolidated EBITDA of the Borrower and its Subsidiaries to (ii) Consolidated Interest Expense for any consecutive four-fiscal quarter period ending as of the last day of any fiscal quarter of the Borrower set forth below to be less than the correlative amount set forth below:

           =========================================================
                                                 MINIMUM INTEREST
           FISCAL QUARTER                         COVERAGE RATIO
           ---------------------------------------------------------
           2001 FQ2                                 1.544:1.00
           ---------------------------------------------------------
           2001 FQ3                                 1.513:1.00
           ---------------------------------------------------------
           2001 FQ4                                 1.512:1.00
           ---------------------------------------------------------
           2002 FQ1                                 1.552:1.00
           ---------------------------------------------------------
           2002 FQ2                                 1.552:1.00
           ---------------------------------------------------------
           2002 FQ3                                 1.514:1.00
           ---------------------------------------------------------
           2002 FQ4                                 1.501:1.00

                  8.10 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Indebtedness on which it is an obligor which payment, prepayment or redemption or acquisition for value (in the case of this clause (y)) is in excess of $100,000 per year in the aggregate except (in the case of this clause (y)) with respect to payments or prepayments on or redemptions or acquisitions for value of the (A) Obligations under the terms of this Agreement or (B) any Indebtedness for which failure to make such payment, prepayment, redemption or acquisition for value would constitute a violation of a law or regulation enacted, adopted or becoming effective after the Effective Date, or (C) any trade payables prepaid in the Ordinary Course of Business to take advantage of favorable prepayment terms, (ii) amend or modify, or permit the amendment or modification of, any provision of any Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing other than amendments that (A) only extend the maturity of or lower the interest rate on Indebtedness and amendments of this Agreement permitted by its terms or (B) are immaterial and would not have a material adverse effect on the business, operations, property, assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, or (iii) amend, modify or change the Certificate or Articles of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or the By-Laws (or any other documents of formation and governance, as the case may be) of the Borrower or any of its Subsidiaries party to any of the Credit Documents or any Subsidiary of such Subsidiaries (except to reflect a name change previously noticed to the Agent and except as permitted under Section 8.02(vii), provided that such amendment shall not adversely affect the Lenders' position as creditors hereunder).

                  8.11 RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction, other than as set forth in this Agreement, on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reasons of (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower that exists on the Effective Date and
(iv) customary provisions restricting transactions with Affiliates of Persons party to a Joint Venture. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or otherwise change the terms of, or permit the modification of, any provision of any Restructuring Note, any Intercompany Term Note, the ConPharma Note, any Intercompany Acquisition Note or any Intercompany Acquisition Guaranty/Security Agreement if the effect of such change is to change the subordination provisions thereof (or of any guaranty thereof) or to change any collateral therefor (other than to release such collateral).

                  8.12 BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which it was engaged on the Effective Date and any business directly related to such business.

                  8.13 TRANSFER OF COPYRIGHTS, PATENTS AND TRADEMARKS. The Borrower will not, and will not permit any of its Subsidiaries to, transfer any of their respective copyrights, licenses, patents, trademarks, permits, service marks, trade names, franchises and formulas, or rights with respect to the foregoing, except transfers pursuant to licenses granted in the Ordinary Course of Business that would not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  8.14 JOINT VENTURES. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to enter into any Joint Venture not set forth on SCHEDULE 6.21.

                  8.15 DEPOSIT ACCOUNTS. Except as otherwise permitted in this
Section 8.15, the Borrower shall not, and shall not suffer nor permit any of its Subsidiaries to, (i) maintain any Deposit Account with an average daily balance in excess of $100,000 in any given month with any financial institution that has not executed a Collection Bank Agreement, other than pursuant to the Concentration Bank Agreement or the Blocked Account Agreement, (ii) maintain amounts in excess of $5,000,000 in the aggregate at any time outstanding in Deposit Accounts with financial institutions that have not executed Collection Bank Agreements, other than pursuant to the Concentration Bank Agreement or the Blocked Account Agreement, (iii) maintain any amounts in Deposit Accounts with the Concentration Bank or any Lender, other than pursuant to the Collection Bank Agreement or the Blocked Account Agreement, unless such financial institution has executed a Collection Bank Agreement in substantially the form of EXHIBIT N, or such other form as may be reasonably acceptable to Agent, on or prior to August 1, 2001, (iv) maintain more than $1,500,000 in Deposit Accounts on behalf of Joint Ventures listed on SCHEDULE 6.21, (v) deposit any amount into a Deposit Account that is the subject of a Collection Bank Agreement that does not represent proceeds of Collateral, or (vi) maintain any Deposit Account with the Agent, other than pursuant to the Blocked Account Agreement. Borrower shall, and shall cause its Subsidiaries to use reasonable efforts to obtain Collection Bank

Agreements in substantially the form of EXHIBIT N, or such other form as may be reasonably acceptable to Agent, from all financial institutions with which it maintains Deposit Accounts.

                  8.16. MINIMUM CONSOLIDATED EBITDA. The Borrower shall not permit Consolidated EBITDA for the three-month (quarterly) period ending on the last day of any month set forth below to be less than the correlative amount indicated:

          ===========================================================
                  MONTH ENDING            MINIMUM CONSOLIDATED EBITDA
          -----------------------------------------------------------
          May 2001                                $11,819,000
          -----------------------------------------------------------
          June 2001                               $11,794,000
          -----------------------------------------------------------
          July 2001                               $11,588,000
          -----------------------------------------------------------
          August 2001                             $11,759,000
          -----------------------------------------------------------
          September 2001                          $11,985,000
          -----------------------------------------------------------
          October 2001                            $12,329,000
          -----------------------------------------------------------
          November 2001                           $12,954,000
          -----------------------------------------------------------
          December 2001                           $12,637,000
          -----------------------------------------------------------
          January 2002                            $12,325,000
          -----------------------------------------------------------
          February 2002                           $12,540,000
          -----------------------------------------------------------
          March 2002                              $12,548,000
          -----------------------------------------------------------
          April 2002                              $12,441,000
          -----------------------------------------------------------
          May 2002                                $11,225,000
          -----------------------------------------------------------
          June 2002                               $11,112,000
          -----------------------------------------------------------
          July 2002                               $10,758,000
          -----------------------------------------------------------
          August 2002                             $10,687,000
          -----------------------------------------------------------
          September 2002                          $10,627,000
          -----------------------------------------------------------
          October 2002                            $10,815,000
          -----------------------------------------------------------
          November 2002                           $11,290,000
          -----------------------------------------------------------
          December 2002                           $11,196,000


, less, if applicable, (i) $190,000 per month commencing upon completion of Sale 1, as described in the Sales Letter, and ending March 31, 2002, (ii) $53,000 per month commencing upon completion of Sale 2, as described in the Sales Letter, and ending March 31, 2002, (iii) $121,000 per month, commencing upon completion of Sale 3, as described in the Sales Letters and ending on March 31, 2002, and
(i) $100,000, commencing upon completion of Sale 4 and ending on

March 31, 2002; provided, however, that the monthly adjustment for the month of any Sale shall be prorated based upon the actual number of days in the month and the number of days since completion of such Sale.

                  8.17 ACCOUNTS RECEIVABLE COLLECTIONS.

                  (a) The Borrower shall not permit the average daily amount collected by the Borrower and its Subsidiaries in respect of Accounts Receivable for each Collection Day during any consecutive three-month period (the "CURRENT THREE-MONTH PERIOD") to be less than the Applicable Three-Month Percentage (as hereinafter defined) of the average daily Adjusted Net Revenues for each Collection Day during the consecutive three-month period immediately preceding the commencement of such Current Three-Month Period. For purposes of this
Section 8.17(a), the term "APPLICABLE THREE-MONTH PERCENTAGE" shall mean (i) for any Current Three-Month Period ending during the fourth fiscal quarter of 2000, 87%, and (ii) for any Current Three-Month Period ending during the first fiscal quarter of 2001 or thereafter, 90%.

                  (b) The Borrower shall not permit the average daily amount collected by the Borrower and its Subsidiaries in respect of Accounts Receivable for each Collection Day during any month (the "CURRENT MONTH") to be less than the Applicable Monthly Percentage (as hereinafter defined) of the average daily Adjusted Net Revenues for each Collection Day during the third month immediately preceding such Current Month. For purposes of this Section 8.17(b), the term "APPLICABLE MONTHLY PERCENTAGE" shall mean (i) for any Current Month ending during the fourth fiscal quarter of 2000, 85%, and (ii) for any Current Month ending during the first fiscal quarter of 2001 or thereafter, 86%.

                  SECTION 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT");

                  9.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default in the payment when due of any amount payable to the Issuing Bank in reimbursement of any drawing under a Letter of Credit or any cash collateralization requirements, or
(iii) default, and such default shall continue unremedied for two Business Days, in the payment when due of interest on any Loan, any Fees or any other amounts owing hereunder or under any Note; or

                  9.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by the Borrower or any of its Subsidiaries herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  9.03 COVENANTS. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.01(g)(i), Section 7.13 or Section 8, (ii) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.01(j), Section 7.01(k) or Section 7.01(l) and such default shall continue unremedied for a period of five days after written notice to the Borrower by the Agent, or (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections
9.01 and 9.02 and clause (i) or clause (ii) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent.

                  9.04 DEFAULT UNDER OTHER AGREEMENTS. The Borrower or any of its Subsidiaries shall (i) default in any payment of Indebtedness in an aggregate principal amount equal to or exceeding $1,500,000 (other than the Loans, the Restructuring Notes, the Intercompany Term Notes, the ConPharma Note and the Intercompany Acquisition Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to Indebtedness in an aggregate principal amount equal to or exceeding $3,750,000 (other than the Loans, the Restructuring Notes, the Intercompany Term Notes, the ConPharma Note and the Intercompany Acquisition Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or Indebtedness of the Borrower or any of its Subsidiaries, in an aggregate principal amount equal to or exceeding $3,750,000, shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  9.05 BANKRUPTCY, ETC. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "BANKRUPTCY," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within ten days, or is not dismissed within 60 days, after commencement of the case (provided that the Borrower expressly authorizes the Agent and each Lender to appear in any court conducting any such proceeding during such 60 day period to preserve, protect and defend their rights under this Agreement and the other Credit Documents); or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding that remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, partnership or other action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  9.06 ERISA. Any Plan shall fail to maintain the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code; any Plan is, shall have been or is likely to be terminated or the subject of a termination proceeding under ERISA; any

Plan shall have an Unfunded Current Liability, or the Borrower or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Sections 502(c), (i) or (l), 515, 4062, 4063, 4064, 4071, 4201 or 4204 of ERISA or Chapter 43 of the Code; and there shall result from any such event or events the imposition of a Lien upon or the granting of a security interest in the assets of the Borrower or any of its Subsidiaries, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA, that will have a material adverse effect upon the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

                  9.07 CREDIT DOCUMENTS. Any of the Credit Documents or any material provision thereof shall cease to be in full force and effect for any reason, other than the satisfaction in full of all Obligations and the termination of this Agreement or otherwise in accordance with the provisions of
Section 10.10, or is declared to be null and void, or any Guarantor Subsidiary shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any of the Credit Documents to which it is a party, or any Guarantor Subsidiary denies that it has any further liability under any of the Credit Documents to which it is a party or gives notice to such effect, or any junior creditor claims or asserts the invalidity or unenforceability of any subordination provisions of any Unsecured Seller Debt; or

                  9.08 CHANGES OF CONTROL. (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of the Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason to constitute a majority of the Board of Directors of the Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that upon consummation shall result in its or their acquisition of or control over, securities of the Borrower representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or

                  9.09 JUDGMENTS. One or more judgments, decrees or arbitration awards shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by insurance as to which the insurer has acknowledged coverage in writing) of $3,000,000 or more, and all such judgments, decrees or awards shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days after the entry thereof; or

                  9.10 GOVERNMENTAL POLICIES. Any change shall occur in state or federal laws, rules or governmental regulations or budgetary allocations that reasonably could be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

                  9.11 LOSS OF LICENSES. Any Governmental Authority shall finally revoke or fail to renew any license, permit or franchise of the Borrower or the Borrower shall for any reason lose any license, permit or franchise or the Borrower or any of its Subsidiaries shall suffer the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any license, permit or franchise which event could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

                  9.12 O.I.G. INVESTIGATION.

                  (a) any investigation and/or audit of the Borrower and its Subsidiaries by the O.I.G. or any other Governmental Authority (other than the Settlement) shall result in a liability (whether or not being contested) on the part of the Borrower and its Subsidiaries and/or a reduction or set-off in respect of future Accounts Receivable of the Borrower and its Subsidiaries in an aggregate amount which, in the opinion of the Required Lenders, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;

                  (b) there shall have been a development in any investigation and/or audit (other than the Settlement) that the Required Lenders determine could reasonably be expected to have material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;

                  (c) the Borrower and its Subsidiaries shall have been assessed or otherwise shall have incurred any cost, expense, fine, demand or liability (however denominated or asserted) that exceeds $1,000,000 or any reduction or set-off in respect of future Accounts Receivable of the Borrower and its Subsidiaries in an aggregate amount in excess of $1,000,000 with respect to any investigation and/or audit (other than the Settlement);

                  (d) there shall have been any development in any investigation and/or audit (other than the Settlement) that the Required Lenders determine could reasonably be expected to result in any cost, expense, fine, demand or liability (however denominated or asserted) that exceeds $1,000,000 or any reduction or set-off in respect of future Accounts Receivable of the Borrower and its Subsidiaries in an aggregate amount in excess of $1,000,000;

                  (e) any amount is owed or is demanded by any Governmental Authority to be paid with respect to the Settlement, other than $7,000,000, plus interest thereon, and the fees and expenses of the relator or there has been any acceleration or any voluntary prepayment of any installment thereof;

                  (f) any representation and warranty set forth in the Settlement is not true and correct or any claim is made by any Governmental Authority that any such representation and warranty is not true and correct; or

                  (g) the Borrower or any of its Subsidiaries has breached or any claim has been made by any Governmental Authority that Borrower or any of its Subsidiaries has breached the terms of the Settlement or any claim is otherwise made by any Governmental Authority for rescission of the Settlement;

THEN, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, (provided, that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as hereafter shall occur automatically without the giving of any such notice) declare the principal of and any accrued interest in respect of all Loans and the Notes, if any, and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the obligation of each Lender to make any Loan and the obligation of the Issuing Bank to issue or renew any Letter of Credit shall thereupon terminate. So long as any Letter of Credit shall remain outstanding, any amounts received by the Agent shall be held by the Agent, pursuant to such documentation as the Agent shall request, as cash collateral for the obligation of the Borrower to reimburse the Issuing Bank in the event of any drawing under any outstanding Letters of Credit, and so much of such funds shall at all times remain on deposit as cash collateral as aforesaid as shall equal the maximum amount available at any time for drawing under all Letters of Credit (the "MAXIMUM AVAILABLE AMOUNT"); provided that in the event of cancellation or expiration of any Letter of Credit or any reduction in the Maximum Available Amount, the Agent shall apply the difference between the cash collateral held by the Agent immediately prior to such cancellation, expiration or reduction and the Maximum Available Amount immediately after such cancellation, expiration or reduction first to the payment of any outstanding Obligations, and second to the payment to whomsoever shall be lawfully entitled to receive such funds; provided further that to the extent that any payments of principal and/or interest on the Loans shall not have been paid when due, Agent shall apply the cash collateral held by it to payment of all Obligations of Borrower to the Lenders and the Issuing Bank as provided in Section 11.07, Agent may thereafter demand that Borrower make such additional deposits as cash collateral as may be necessary to equal the Maximum Available Amount, and Agent, at the request of Required Lenders may make demand for such additional amounts as may be owed to Lenders.

                  SECTION 10. THE AGENT.

                  10.01 APPOINTMENT. The Lenders hereby designate Bankers Trust Company as the Agent (for purposes of this Section 10, the term "AGENT" shall include Bankers Trust Company in its capacity as the Agent pursuant to the other Credit Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Loan by the acceptance of such Loan shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

                  10.02 NATURE OF DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Loan; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

                  10.03 LACK OF RELIANCE ON THE AGENT. Independently and without reliance upon the Agent, each Lender and the holder of each Loan, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Loan with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Lender or the holder of any Loan for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

                  10.04 CERTAIN RIGHTS OF THE AGENT. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Loan shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders unless the agreement of all Lenders is required by the terms of this Agreement.

                  10.05 RELIANCE. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, e-mail, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

                  10.06 INDEMNIFICATION. To the extent the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent, in proportion to their respective proportionate shares of the aggregate amount of the Loans as of the date of determination, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

                  10.07 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to maintain and make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "LENDERS," "REQUIRED LENDERS," "HOLDERS OF LOANS" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  10.08 HOLDERS. The Agent may deem and treat the payee of any Note and the holder of any Loan as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Loan shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Loan or of any Loan or Loans issued in exchange therefor, whether or nor evidenced by a Note.

                  10.09 RESIGNATION BY THE AGENT.

                  (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days prior written notice to the Borrower and the Required Lenders. Such resignation shall take effect upon the appointment of a successor to the Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Lenders shall appoint a successor to the Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If no successor to the Agent has been appointed pursuant to clause (b) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor to the Agent as provided above.



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                  (d) Any resignation of the Agent pursuant to Section 10.09(a)
shall also constitute the resignation of Bankers Trust Company or its successor as Issuing Bank, and any successor Agent appointed pursuant to Section 10.09(b) shall, upon its acceptance of such appointment, become the successor Issuing Bank.

                  10.10 RELEASE OF COLLATERAL. Without further written consent or authorization from Lenders, Agent may, in its sole discretion, execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or otherwise consented to in accordance with Section 11.13(a); provided that the proceeds of any Asset Sale have been applied to prepayment of the Loans as provided in Sections 2.07(d) and 4.02(b)(ii).

                  SECTION 11. MISCELLANEOUS.

                  11.01 PAYMENT OF EXPENSES, ETC. The Borrower shall: (i) pay all the actual costs and reasonable expenses (w) of the Agent (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers LLP, special counsel to the Agent) in connection with the preparation, execution, delivery and syndication of this Agreement and the other Credit Documents and the Existing Credit Agreement and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, (x) of the Agent and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers LLP, special counsel to the Agent, and such other counsel as any other Lender may retain from time to time in connection herewith), (y) of the Agent (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers LLP, special counsel to the Agent) in connection with the custody or preservation of any of the Collateral or in connection with creating, perfecting and preserving Liens in favor of the Agent on behalf of the Lenders pursuant to any Credit Document, including any filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees and title insurance premiums and
(z) of the Lender Financial Advisor and any other consultants, advisors, agents, auditors or accountants chosen by the Agent or the Required Lenders, to perform, investigate, test or review such matters relating to the Borrower and its Subsidiaries as the Agent or the Required Lenders shall designate (including, without limitation, any review, investigation or evaluation conducted pursuant to Section 7.02); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans or Letters of Credit hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in



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connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). After the occurrence of an Event of Default or upon the acceleration of the Obligations (whether pursuant to the terms hereof or applicable law), the Borrower shall pay all costs and expenses, including reasonable attorneys' fees (including, without limitation, allocated costs of internal counsel) and costs of settlement, incurred by the Agent and/or the Lenders in enforcing any Obligations of, or in collecting any payments due from, the Borrower or any Subsidiary hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

                  11.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, Issuing Bank and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Issuing Bank or such Lender or any affiliate thereof (including without limitation, by branches and agencies of the Issuing Bank or such Lender wherever located) to or for the credit or the account of the Borrower or any Guarantor Subsidiary against and on account of the Obligations and liabilities of the Borrower to Issuing Bank or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by Issuing Bank or such Lender pursuant to Section 11.05(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document or otherwise, irrespective of whether or not the Issuing Bank or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  11.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Lender, at its office specified opposite its signature below; and if to the Agent, at its Notice Office; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. In addition, a copy of all notices sent to the Borrower or the Agent in accordance with Sections 7.01(g) or 9 shall also be sent to Harwell Howard Hyne Gabbert & Manner, P.C., 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee 37238, Attn: John Brittingham, Esq., and to O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attn: Stephen Warren, Esq. All such notices and communications shall, when mailed, telegraphed, telecopied, e-mailed or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by



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telecopier or e-mail, except that notices and communications to the Agent shall not be effective until received by the Agent.

                  11.04 BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.

                  11.05 ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

                  (a) GENERAL. Each Lender shall have the right at any time to
(i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Eligible Assignee in, all or any part of any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of the Borrower, require the Borrower to file a registration statement with the SEC, apply to qualify such assignment or participation of the Loans or the other Obligations under the securities laws of any state or otherwise become subject to any federal or state securities laws requirements with respect thereto; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment and Acceptance effecting such sale, assignment or transfer shall have been accepted by the Agent and recorded in the Agent's records as provided in
Section 11.05(b)(ii). Except as otherwise provided in this Section 11.05, no Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of the Loans or the other Obligations owed to such Lender.

                  (b) ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Each Loan or other Obligation may (A) be assigned in any amount (of a constant and not a varying percentage) to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to the Borrower and the Agent or (B) be assigned in an amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Loans and other Obligations of the assigning Lender), to any other Eligible Assignee with the giving of notice to the Borrower and the Agent and with the consent of the Borrower and the Agent, in the case of an assignment made by a Lender other than the Agent, or with the consent of the Borrower, in the case of an assignment made by the Agent (which consent of the Borrower and the Agent shall not be unreasonably withheld or delayed); provided that in no event shall the Borrower's consent be required if a Default or an Event of Default has occurred and is continuing. To the extent of any such assignment in accordance with this Section 11.05, the assigning Lender shall be relieved of its obligations with respect to its Loans. The parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in its records, an Assignment and Acceptance, together with, with respect to assignments that occur following the Effective Date, a processing and recordation fee of $3,500, and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Acceptance may be



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         required to deliver to the Agent pursuant to Section 2.06(g)(iii). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Acceptance, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). A new Note, if requested by the assignee shall, upon surrender of the assigning Lender's Note, if any, be issued to the assignee and to the assigning Lender, substantially in the form of EXHIBIT C annexed hereto with appropriate insertions, to reflect the outstanding Loans of the assignee and the assigning Lender.

                  (ii) Acceptance by the Agent; Recordation in Records. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in Section 11.05(b)(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Agent pursuant to
         Section 2.06(g)(iii), the Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT E hereto and if the Agent and the Borrower have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to Section 11.05(b)(i)), (a) accept such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall not be unreasonably withheld or delayed and shall evidence any required consent of the Agent to such assignment),
         (b) record the information contained therein in its records, and (c) give prompt notice thereof to the Borrower. The Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this Section 11.05(b)(ii).

                  (c) LOAN PARTICIPATIONS. The holder of any Loan participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity of any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, (iii) the release of the Liens held by Agent on behalf of the Lenders with respect to all or substantially all of the Collateral, or
(iv) a reduction of the amount of any fees payable hereunder to the extent subject to such participation. The Borrower hereby acknowledges and agrees that, only for purposes of Sections 2.04, 2.06, 11.02 and 11.07(b), any participation will give rise to a direct obligation of the Borrower to the participant and the participant shall be considered to be a "Lender"; provided that no participant shall be entitled to receive any greater amount pursuant to Section 2.04 or 2.06 than the transferor Lender would have been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such participant had no such participation occurred.



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

                  (d) ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this
Section 11.05, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  (e) INFORMATION. Each Lender and the Issuing Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of that Lender or the Issuing Bank from time to time to assignees and participants (including prospective assignees and participants).

                  (f) LETTERS OF CREDIT. Neither the Issuing Bank nor any participant in the Letters of Credit may sell, assign, transfer or negotiate any portion of the Letters of Credit, other than the grant or transfer of participations therein or any other Obligations owed to it with respect to such Letters of Credit as provided herein. No such grant or transfer of a participation in the Letters of Credit shall, without the consent of the Borrower, require the Borrower to file a registration statement with the SEC, apply to qualify such grant or transfer of a participation in the Letters of Credit or the other Obligations under the securities laws of any state or otherwise become subject to any federal or state securities laws requirements with respect thereto. Except as otherwise provided in this Section 11.05, the Issuing Bank shall, as between the Borrower and the Issuing Bank, not be relieved of any of its obligations hereunder as a result of any granting or transfer of participations in, any portion of the Letters of Credit or the other Obligations owed to the Issuing Bank. The Borrower's consent shall not be required in connection with any grant or transfer of participations in the Letters of Credit. The holder of any participation in the Letters of Credit shall not be entitled to require the Issuing Bank to take any action hereunder of any kind or nature, including, without limitation, any actions with respect to approvals, consents, amendments or waivers pursuant to Section 11.13. The Borrower hereby acknowledges and agrees that, only for purposes of Sections
11.02 and 11.07(b), any participation will give rise to a direct obligation of the Borrower to the participant and the participant shall be considered to be a "Lender". Nothing herein shall restrict the Issuing Bank from selling, assigning, transferring, or negotiating its interest in the Loans separate from the Letters of Credit.

                  11.06 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Lender or the holder of any Loan in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent or any Lender or the holder of any Loan shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Lender or the holder of any Loan would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the



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rights of the Agent or any Lender or the holder of any Loan to any other or further action in any circumstances without notice or demand.

                  11.07 PAYMENTS PRO RATA.

                  (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, it shall distribute by the next Business Day such payment to the Lenders and Issuing Bank pro rata based upon their respective Pro Rata Shares, if any, of the Obligations then due and owing.

                  (b) Each of the Lenders and Issuing Bank agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), that is applicable to the payment of the principal of, or interest on, the Loans, or under any Letter of Credit of a sum which with respect to the related sum or sums received by other Lenders or the Issuing Bank, as the case may be, is in a greater proportion than the total amount of such Obligation then owed and due to such Lender or Issuing Bank bears to the total amount of such Obligation then owed and due to all of the Lenders and the Issuing Bank immediately prior to such receipt, then such Lender or the Issuing Bank, as the case may be, receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders and the Issuing Bank an interest in the Obligations of the Borrower to such Lenders and the Issuing Bank in such amount as shall result in a proportional participation by all the Lenders and the Issuing Bank in such amount in accordance with their Pro Rata Share of the Obligations then due and owing as provided in clause (ii) of the definition of "Pro Rata Share"; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender or Issuing Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  11.08 CALCULATIONS; COMPUTATIONS. The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, except as otherwise specifically provided herein, all computations determining compliance with Section 8 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders pursuant to Section 7.01 of the Existing Credit Agreement; provided, further that, without limiting the generality of the foregoing proviso, in no event shall the Borrower change the Accounts Receivable reserve policies applied by the Borrower for purposes of such computations without the consent of the Required Lenders.

                  11.09 GOVERNING LAW; WAIVER OF JURY TRIAL; SERVICE OF PROCESS. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. THE AGENT, THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS



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AGREEMENT OR ANY OTHER CREDIT DOCUMENT. The Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Borrower at its address provided on the signature pages hereto, such service being hereby acknowledged by the Borrower to be sufficient for personal jurisdiction in any action against the Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction.

                  11.10 CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by the Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrower that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

                  11.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts by facsimile or otherwise, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

                  11.12 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.13 AMENDMENT OR WAIVER.

                  (a) No approval, consent, amendment or waiver of this Agreement or any of the Credit Documents shall be effective unless it is in writing signed by the Agent and the Required Lenders; provided, however, that any such approval, consent, amendment or waiver that (a) reduces the amount of any interest, principal, fees or other amounts owing to any Lender hereunder, including, without limitation, amounts payable under Section 4 (but excluding any waiver of any increase in the interest rate applicable to the Loans pursuant to Section 2.03(e)); (b) releases any Person from all or any portion of its liabilities under the Subsidiary Guaranty; (c) amends any provisions of this
Section 11.13; (d) reduces the percentage specified in the definition of the term "REQUIRED LENDERS" or changes the definition of "PRO RATA SHARE"; (e) postpones the scheduled final maturity date (but not the date of any scheduled installment of principal) of any of the Loans or the date on which any interest or any fees are payable under this Agreement or any of the Credit Documents; (f) releases all or substantially all of the Collateral (except as set forth in Sections 8.02(i), (ii) or (iii) or 8.13, or if the sale or disposition of such Collateral is permitted under any of the Credit Documents), or (g) by the terms of any provision of this Agreement requires the approval of all the Lenders shall be effective only if it is in writing signed by all the Lenders directly affected; provided, further, that no amendment, modification or waiver of any provision of
Section 10 or of any other provision of this Agreement expressly requiring the approval or concurrence of the Agent shall be effective without the written concurrence of the Agent; and provided, further, that no amendment, modification or waiver of any provision of Section 2.07 or any other provision of this Agreement for the benefit of the Issuing Bank shall be effective without the concurrence of the Issuing Bank.

                  (b) If in connection with any proposed approval, consent, amendment or waiver with respect to any of the provisions of this Agreement as contemplated by clauses (a) through (g) of the first proviso of Section 11.13(a) the consent of the Required Lenders is obtained but the consent of one or more of the other Lenders whose consent is also required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders (as defined in Section 11.13(c) pursuant to Section 11.13(c) so long as at the time of such replacement, each such Replacement Lender consents to the proposed approval, consent, amendment or waiver.

                  (c) In the event of certain refusals by a Lender as provided in Section 11.13(b) to consent to certain proposed approvals, amendments, consents or waivers with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days' written notice to the Agent (which notice the Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (a "Replaced Lender") in accordance with, and subject to the requirements of, said subsection 11.13(b) so long as the consents required by Section 11.13(b) in connection with the repayment pursuant to this
Section 11.13(c) have been obtained.

                  (i) At the time of any replacement pursuant to this subsection 11.13(c), the lender replacing such Replaced Lender (the "Replacement Lender") shall enter into one or more assignment agreements, in form and substance satisfactory to the Agent, pursuant to which the Replacement Lender shall acquire all of the outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender; and

                  (ii) all obligations of the Borrower owing to the Replaced Lender (excluding those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

                  Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to the Borrower's obligations regarding the indemnification provisions under this Agreement, which shall survive for the benefit of such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Bank may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Bank (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Issuing Bank or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Bank) have been made with respect to such outstanding Letters of Credit.

                  11.14 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 2.04, 10.06 and 11.01 shall survive the execution and delivery of this Agreement and the Notes, if any, and the making and repayment of the Loans and the Letters of Credit.

                  11.15 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

                  11.16 INTEGRATION. This Agreement, together with the exhibits to this Agreement and the other documents described herein, is intended by the parties hereto as a complete statement of the terms and conditions of their agreement.

                  11.17 SECURED OBLIGATIONS. The Borrower hereby agrees and confirms that on and after the Effective Date each Credit Document to which the Borrower is a party, including, as applicable, the Borrower Security Agreement, the Borrower Pledge Agreement and the Trademark Security Agreement, and all collateral encumbered thereby shall continue to secure to the fullest extent possible the payment and performance of all "Obligations" and "Secured Obligations" (as defined in each applicable Credit Document), including without limitation the payment and performance of all such "Secured Obligations" in respect of the Obligations of the Borrower now or hereafter existing under or in respect of this Agreement and the Loans. Without limiting the generality of the foregoing, the Borrower hereby acknowledges and confirms its understanding and intent that, upon the Effective Date and as a result thereof, the definition of "Obligations" contained in this Agreement includes the obligations of the Borrower under the Loans, whether or not evidenced by a Note.

                  The Borrower acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its respective obligations thereunder shall be valid and enforceable and shall not be impaired, limited or otherwise affected by the execution, delivery or effectiveness of this Agreement or any future amendment or modification of this Agreement. The Borrower represents and warrants that all representations and warranties contained in each Credit Document to which it is a party, including the Borrower Security Agreement, the Borrower Pledge Agreement and the Trademark Security Agreement, are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent any such representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall have been true, correct and complete in all material respects on and as of such earlier date.

                  The Borrower hereby acknowledges and agrees that on and after the Effective Date, each reference in the Credit Documents to the "Credit Agreement", "thereunder", "thereof" and words of like import referring to the Existing Credit Agreement shall mean and be a reference to this Agreement.

                  11.18 RELEASE. The Borrower, its successors and assigns and any Person that may derivatively or otherwise assert a claim through or by any of the foregoing to the fullest extent permitted by applicable law (collectively, the "RELEASORS") hereby releases, remises, acquits and forever discharges the Agent, each Lender and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, participants and assigns (all of the foregoing hereinafter called the "RELEASED PARTIES"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, setoffs, recoupments, counterclaims, defenses, damages and expenses of any and every character, known or unknown, suspected or unsuspected, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the Effective Date, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Existing Credit Agreement or the other Credit Documents (all of the foregoing hereinafter called the "RELEASED MATTERS"). Each Releasor acknowledges that the agreements in this Section 11.18 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters and constitute a complete waiver of any right of setoff or recoupment, counterclaim or defense of any nature whatsoever which arose prior to the Effective Date to payment or performance of the Obligations. Borrower represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts, or acts or omissions of the Released Parties which on the Effective Date would be the basis of a claim by the Releasors against the Released Parties which is not released hereby. Borrower represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters. Borrower has been advised by counsel of its choosing and have granted this release freely, and voluntarily and without duress.

                  The foregoing release shall be effective as a bar to any and all actions, fees, damages, losses, claims, liabilities and demands of whatsoever character, nature and kind, known or unknown, suspected or unsuspected, notwithstanding any provisions of applicable law restricting the effect of such a release. In furtherance thereof, the Borrower expressly waives any and all rights conferred upon them by any provisions of applicable law to the effect that a general release does not extend to claims which the creditor does not know or suspect to exist in its factor at the time of executing the release, which if known by it must have materially affected its settlement with the debtor.

                  11.19 SETTLEMENT. Notwithstanding anything herein, the Lenders have not agreed or otherwise consented to any of the terms of the Settlement and reserve all rights with respect thereto, except to the extent that what constitutes a Default or Event of Default is expressly limited as provided in
Section 9.12.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                    AMERICAN HOMEPATIENT, INC.,
                                    a Delaware corporation



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address:                     American HomePatient, Inc.
                                    Maryland Farms Office Park
                                    5200 Maryland Way, Suite 400
                                    Brentwood, Tennessee 37027-5018
                                    Attn:

                                    BANKERS TRUST COMPANY,

                                    Individually and as the Agent



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address:                     Deutsche Banc Alex. Brown Incorporated
                                    130 Liberty Street, 28th Floor
                                    New York, New York  10006
                                    Attn:    Silvia L. Spear
                                    Tel:     212/250-5089
                                    Fax:     212/250-6314

                                    With a copy to:

                                    Deutsche Banc Alex. Brown Incorporated
                                    31 West 52nd Street, 3rd Floor
                                    New York, New York 10019
                                    Attn:    Tom Fitzgerald
                                    Tel:     212/469-2578
                                    Fax:     212/469-2884

Lending Office:                     Deutsche Banc Alex. Brown Incorporated
                                    One Bankers Trust Plaza, 14th Floor
                                    New York, New York 10006
                                    Attn:
                                          --------------------------------------
                                    Tel:     212/
                                    Fax:     212/

                                    Deutsche Banc Alex. Brown Incorporated
                                    130 Liberty Street, 28th Floor
                                    New York, New York  10006
                                    Attn:    Ryan Zanin
                                    Tel:     212/250-5089
                                    Fax:     212/250-6314


                                    Deutsche Banc Alex. Brown Incorporated
                                    130 Liberty Street, 27th Floor
                                    New York, New York  10006
                                    Attn:    Siantoro Goeyardi
                                    Tel:     212/250-7014
                                    Fax:     212/669-1575

                                    BANK OF AMERICA SECURITIES



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Bank of America Securities
                                    9 West 57th Street, 31st Floor
                                    New York, New York 10019
                                    Attn:    Peter Santry
                                    Tel:     212/583-8244
                                    Fax:     212/583-8277

                                    BANK OF MONTREAL



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address
and Lending Office:                Bank of Montreal
                                   115 S. LaSalle, 12th Floor
                                   Chicago, Illinois  60603
                                   Attn:  Jack Kane
                                   Heather L. Turf
                                   Tel:     312/750-5900 (Kane)
                                   Tel:     312/750-3466 (Turf)
                                   Fax:     312/750-6057

                                    BARCLAYS CAPITAL PLC



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address
and Lending Office:                 Barclays Capital Plc.
                                    5 The North Colonnade
                                    Canary Wharf
                                    London E14 4 PU
                                    United Kingdom
                                    Attn: Leslie Burden
                                    Tel:  011-44-207-773-6426
                                    Fax:  011-44-207-516-9791

                                    BEAR, STEARNS & CO., INC.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address
and Lending Office:                 Bear, Stearns & Co., Inc.
                                    245 Park Avenue
                                    New York, New York  10167
                                    Attn: Paul M. Marhan
                                    Tel:  212/272-7836
                                    Fax:  212/272-8102

                                    CITIBANK, N.A.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address
and Lending Office:                 Citibank, N.A.
                                    599 Lexington Avenue, 21st Floor
                                    New York, New York 10043
                                    Attn:    Carlton Klein
                                    Attn:    Harry P. Vlandis
                                    Tel:     212/559-3890 (Klein)
                                    Tel:     212/793-3030 (Vlandis)
                                    Fax:     212/793-9470

LEGAL NOTICES:

                                    CONTINENTAL CASUALTY COMPANY



                                    By:
                                        ----------------------------------------
                                        Name: Karla L. Kambic, Esq.
                                        Title:


                                    Continental Casualty Company
                                    c/o CNA
                                    333 South Wabash Avenue
                                    CNA Plaza - 23 South
                                    Chicago, IL  60685
                                    Attn:  Karla L. Kambic, Esq.
                                    Phone: 312/822-1337
                                    Fax:   312/817-1680


FINANCIAL NOTICES:

                                    Continental Casualty Company c/o CNA
                                    333 South Wabash Avenue
                                    CNA Plaza - 23 South
                                    Chicago, IL 60685
                                    Attn:
                                    Phone:
                                    Fax:

and

                                    Continental Casualty Company
                                    c/o Loews Corporation
                                    667 Madison Avenue, 7th Floor - High Yield
                                    New York, NY 10021-8087
                                    Attn:  Jeff Eisenberger/Diane Rogers
                                    Phone: 212/521-2864
                                    Fax:   212/521-2858

PAYMENT INSTRUCTIONS FOR CONTINENTAL CASUALTY COMPANY:

Chase NYC
ABA No. 021-000-021
New York City, NY
Acct. Name:  North America Insurance F/B/O CNA Insurance
Credit Acct. No:  323-512968
For Subacct. No: G 07400
Subacct. Name:  Continental Casualty Company
Attn:  John Tsokolas 312/822-5270

                                    EVEREST CAPITAL LIMITED



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address:                     Everest Capital Limited
                                    The Bank of Butterfield Building
                                    65 Front Street, Sixth Floor
                                    Hamilton HM JX Bermuda
                                    Attn: Damian Resnik
                                    Tel:  441/ 296-0222
                                    Fax:  441/292-0866

                                    FERNWOOD ASSOCIATES



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address
and Lending Office:                 Fernwood Associates
                                    c/o Intermarket Corporation
                                    667 Madison Avenue
                                    New York, New York  10021
                                    Attn: Jay Teevan
                                    Tel:  212/593-1550
                                    Fax:  212/832-4997

                                    LONGACRE MASTER FUND LTD.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Longacre Master Fund Ltd.
                                    c/o Longacre Management, LLC
                                    1700 Broadway, Suite 1403
                                    New York, New York 10019
                                    Attn: Steve Weissman
                                    Tel:  212/752-6104
                                    Fax:  212/752-6146

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH,
                                    INCORPORATED



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:
Notice Address
and Lending Office:                 Merrill Lynch, Pierce, Fenner & Smith,
                                      Incorporated
                                    World Financial Center
                                    North Tower, 7th Floor
                                    225 Liberty Street
                                    New York, New York  10281
                                    Attn: Thomas Lott
                                    Tel:  212/449-4969
                                    Fax:  212/449-0769

                                    RCG CARPATHIA MASTER FUND, LTD.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address
and Lending Office:

                                    RCG Carpathia Master Fund, Ltd.
                                    c/o Ramius Capital
                                    666 Third Avenue, 26th Floor
                                    New York, New York  10017
                                    Attn: Howard J. Golden
                                    Tel:  212/845-7976
                                    Fax:  212/845-7994

                                    SATELLITE SENIOR INCOME FUND, LLC
                                    C/O SATELLITE ASSET MANAGEMENT, LP



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address
and Lending Office:

                                    Satellite Senior Income Fund, LLC
                                    c/o Satellite Asset Management, LP
                                    10 East 50th Street, 21st Floor
                                    New York, New York  10022
                                    Attn: Gene Ko
                                    Tel:  212/209-2032
                                    Fax:  212/209-2010

                                    SUMITOMO MITSUI BANKING CORPORATION



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address
and Lending Office:                 Sumitomo Mitsui Banking Corporation
                                    277 Park Avenue, 6th Floor
                                    New York, New York  10172
                                    Attn: Eduardo Goya
                                    Tel:  212/224-4041
                                    Fax:  212/224-5198

                                    FRANKLIN FLOATING RATE TRUST



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Notice Address and
Lending Office:                     Franklin Floating Rate Trust
                                    777 Mariners Island Boulevard, 3rd Floor
                                    San Mateo, California 94404
                                    Attn: Madeline Lam
                                    Tel:  650/312-3865
                                    Fax:  650/312-3346

                                  SCHEDULE 1.01
                                 PRO RATA SHARES

                                          % of Term Loan
         Lenders                            Commitments         Amount of Loans
         -------                            -----------         ---------------
Bankers Trust Company                      18.7500801978       $  55,614,241.64
Bank of America Securities                  1.4166603953           4,201,928.35
Bank of Montreal                            6.2499999981          18,538,001.25
Barclays Capital PLC                        3.6667175037          10,875,778.19
Bear, Stearns & Co., Inc.                  26.0093176296          77,145,722.06
Citibank, N.A                               6.1842654708          18,343,027.37
Continental Casualty Company                3.9167290441          11,617,332.47
Everest Capital Limited                     3.3332442248           9,886,669.70
Fernwood Associates                        12.3117807162          36,517,729.02
Franklin Floating Rate Trust                3.3332442147           9,886,669.67
Longacre Master Fund Ltd.                   1.6666221124           4,943,334.85
Merrill, Lynch, Pierce, Fenner
& Smith, Incorporated                       5.5781744691          16,545,312.85
RCG Carpathia Master Fund, Ltd.             1.9999465349           5,932,001.82
Satellite Senior Income Fund, LLC           4.3332174923          12,852,670.61
Sumitomo Mitsui Banking Corporation         1.2499999996           3,707,600.25
                                          --------------       ----------------
                                                     100%      $ 296,608,020.09